UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BIOGEN INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

2016 Annual Meeting of

Stockholders and Proxy Statement

        Wednesday, June 8, 2016

        9:00 a.m., Eastern Daylight Time

        Online at www.virtualshareholdermeeting.com/BIIB

Letter from our Chairman

April 15, 2016

To our Stockholders:

We invite you to attend our 2016 annual meeting of stockholders, which will be held online on Wednesday, June 8, 2016, beginning at 9:00 a.m., Eastern Daylight Time. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/BIIB, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with these proxy materials to attend the annual meeting.

Due to our global stockholder base, we believe that hosting a virtual meeting enhances the ability for a greater number of stockholders to attend and participate in the annual meeting. All stockholders will be able to attend remotely from any location. We are excited to embrace this emerging technology in an attempt to provide expanded access and improved communication with our stockholders. We plan to evaluate the effectiveness of this technology for future meetings.

The following notice of our annual meeting of stockholders contains details of the business to be conducted at the meeting. Only stockholders of record at the close of business on April 11, 2016 will be entitled to notice of, and to vote at, the annual meeting.

On behalf of the Board of Directors, thank you for your continued support and investment in Biogen.

Very truly yours,

STELIOS PAPADOPOULOS

Chairman of the Board

On behalf of the Board of Directors of Biogen Inc.

Notice of 2016 Annual Meeting of Stockholders

Date:	Wednesday, June 8, 2016

Time:	9:00 a.m., Eastern Daylight Time

Place:	Online at www.virtualshareholdermeeting.com/BIIB

Record Date:	April 11, 2016. Only Biogen stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the annual meeting.

Items of Business:	1.	To elect the eleven nominees identified in this proxy statement to our Board of Directors to serve for a one-year term extending until the 2017 annual meeting of stockholders and their successors are duly elected and qualified.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

3.	To hold an advisory vote on executive compensation.

4.	To transact such other business as may be properly brought before the meeting and any adjournments or postponements.

Virtual Meeting:	To participate in the annual meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/BIIB. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, or your proxy card or the instructions that accompanied your proxy materials. Stockholders will be able to vote and submit questions during the annual meeting.

You will not be able to attend the annual meeting in person.

Voting:	Your vote is extremely important regardless of the number of shares you own. Whether or not you expect to attend the annual meeting online, we urge you to vote as promptly as possible by telephone or Internet or by signing, dating and returning a printed proxy card or voting instruction form, as applicable. If you attend the annual meeting online, you may vote your shares during the annual meeting virtually via the Internet even if you previously voted your proxy. Please vote as soon as possible to ensure that your shares will be represented and counted at the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders

To Be Held on June 8, 2016:

The Notice of 2016 Annual Meeting of Stockholders, Proxy Statement, and 2015 Annual Report on Form 10-K are

available at the following website: www.proxyvote.com.

By Order of Our Board of Directors,

SUSAN H. ALEXANDER,

Secretary

225 Binney Street

Cambridge, Massachusetts 02142

April 15, 2016

This notice and proxy statement are first being sent to stockholders on or about April 15, 2016. Our Annual Report on Form 10-K is being sent with this notice and proxy statement.

Proxy Statement Table of Contents

-i-

Proxy Statement Table of Contents (continued)

-ii-

Proxy Statement Summary

This summary highlights important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before you vote.

Annual Meeting Information

DATE:	Wednesday, June 8, 2016
TIME:	9:00 a.m., Eastern Daylight Time
LOCATION:	Online only at www.virtualshareholdermeeting.com/BIIB. You will not be able to attend the meeting in person.
RECORD DATE:	April 11, 2016

Voting Matters and Vote Recommendation

Voting Matter	Board Recommendation	Page Number for more detail
Item 1—Election of Directors	FOR each nominee	10
Item 2—Ratification of Selection of Independent Registered Public Accounting Firm for 2016	FOR	23
Item 3—Advisory Vote on Executive Compensation	FOR	26

How to Vote

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Proxy Statement Summary (continued)

Corporate Governance Matters

We strive to maintain effective corporate governance practices to ensure that our company is managed for the long-term benefit of our stockholders. To that end, we continually review and refine our corporate governance policies, procedures and practices. See Part 2 – “Corporate Governance at Biogen” for more information.

Corporate Governance Highlights

Board and Board Committees
Number of Independent Director Nominees/Total Number of Director Nominees	10/11
Average Age of Directors Standing for Election (as of April 15, 2016)	62
All Board Committees Consist of Independent Directors	Yes
Risk Oversight by Full Board and Committees	Yes
Separate Risk Committee	Yes
Separate Chairman and CEO	Yes
Regular Executive Sessions of Independent Directors	Yes
Annual Board and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of CEO	Yes
Director Education and Orientation	Yes
Annual Equity Grant to Directors	Yes
Director - Stockholder Engagement Initiative	Yes
Shareholder Rights, Accountability and Other Governance Practices
Annual Election of All Directors	Yes
Majority Voting for Directors and Resignation Policy	Yes
Proxy Access Bylaw (3% ownership, 3 years, nominees for up to 25% of the Board)	Yes
Annual Advisory Stockholder Vote on Executive Compensation	Yes
Stockholder Ability to Call Special Meetings (25% Threshold)	Yes
Stockholder Ability to Act by Written Consent	Yes
Stock Ownership Guidelines for Directors and Executives	Yes
Prohibition from Hedging and Pledging Securities or Otherwise Engaging in Derivative Transactions	Yes
Compensation Recovery in Equity and Annual Bonus Plans	Yes
Absence of a Stockholder Rights Plan (referred to as “Poison Pill”)	Yes
Strong Commitment to Environmental and Sustainability Matters	Yes
Board Oversight and Expanded Disclosure on Website Related to Corporate Political Contributions and Expenditures	Yes

Director - Stockholder Engagement Initiative

We value the views of our stockholders and other stakeholders, and we solicit input throughout the year on topics such as business strategy, capital allocation, corporate governance, executive compensation, sustainability and corporate social responsibility initiatives. During fiscal year 2015 and continuing in 2016, independent members of our Board of Directors conducted outreach to stockholders owning approximately 40% of our outstanding shares to discuss a variety of issues, including business, corporate governance, and compensation related matters.

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Proxy Statement Summary (continued)

Our Director Nominees

Proposal 1 – Election of Directors

You are being asked to vote on the election of the following eleven nominees for director. All Directors are elected annually by the affirmative vote of a majority of votes cast. Detailed information about each Director’s background, skill sets and areas of expertise can be found beginning on page 10.

			Committee Memberships*						Other Public Boards
Name, Occupation and Experience	Age*	Independent	AC	CC	CGC	FC	RC	STC
Alexander J. Denner, Ph.D. Founding Partner, Sarissa Capital	46	Yes							2
Caroline D. Dorsa Retired Executive Vice President and Chief Financial Officer, Public Service Enterprise Group, Inc.	56	Yes							—
Nancy L. Leaming Retired Chief Executive Officer and President, Tufts Health Plan	68	Yes							2
Richard C. Mulligan, Ph.D. Founding Partner, Sarissa Capital and Mallinckrodt Professor of Genetics, Emeritus, Harvard Medical School	61	Yes							—
Robert W. Pangia Chief Executive Officer, Ivy Sports Medicine, LLC	64	Yes							—
Stelios Papadopoulos, Ph.D. Chairman, Biogen, and Chairman, Exelixis, Inc. and Regulus Therapeutics, Inc.	67	Yes							3
Brian S. Posner President, Point Rider Group and Private Investor	54	Yes							2
Eric K. Rowinsky, M.D. Former Head of R&D and Chief Medical Officer of Stemline Therapeutics, Inc., and Life Sciences Consultant	59	Yes							3
George A. Scangos, Ph.D. Chief Executive Officer	67	No							2
The Honorable Lynn Schenk Attorney, Former Chief of Staff to the Governor of California and Former U.S. Congresswoman	71	Yes							1
Stephen A. Sherwin, M.D. Clinical Professor of Medicine, University of California, San Francisco and Advisor to Life Sciences Companies	67	Yes							4

* Age and Committee memberships are as of April 15, 2016.

AC: Audit Committee	CGC: Corporate Governance Committee	RC: Risk Committee
CC: Compensation and Management Development Committee	FC: Finance Committee	STC: Science and Technology Committee

Chair:	Member:	Financial Expert:

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Proxy Statement Summary (continued)

Our Auditors

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

You are being asked to vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2016. Below is summary information about PricewatersCoopers LLP’s fees for services provided in 2015 and 2014. Detailed information about this proposal can be found beginning on page 23.

2015 and 2014 Audit Fees

Type of Fees (in Millions)	2015	2014
Audit Fees	$4,717,996	$4,436,942
Audit-Related Fees	406,442	43,032
Tax Fees	542,125	476,520
All Other Fees	13,547	18,161
TOTAL FEES	$5,680,110	$4,974,654

Executive Compensation Matters

Proposal 3 – Advisory Vote on Executive Compensation

Our Board of Directors recommends that stockholders vote to approve, on an advisory basis, the compensation paid to the Company’s named executive officers (NEOs) as described in this Proxy Statement (the “say-on-pay” vote). Detailed information about the compensation paid to our named executive officers can be found beginning on page 26.

Our compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns executive interests with those of our stockholders. Highlights of our compensation program for 2015 and our compensation best practices follow.

Pay-for-Performance
Short and long-term incentive compensation rewards financial, strategic, and operational performance and goals that are set to support our long-range plans.
Approximately 91% of the compensation pay mix for our CEO was performance-based and at-risk in 2015.
Approximately 84% of the compensation pay mix for our other NEOs was performance-based and at-risk in 2015.

In 2015, we did not achieve all of our target goals. As a result, our NEOs received lower annual bonus payments and had lower multipliers applied to long-term incentives, in each case consistent with our pay-for-performance philosophy.

Other Compensation Best Practices
We provide competitive total pay opportunities after consideration of many factors, including a carefully selected peer group.
An independent compensation consultant assists the Compensation and Management Development Committee in setting executive and non-employee director compensation.
Our compensation programs do not encourage unnecessary and excessive risk taking, and risk assessments are conducted annually.
Payments under our annual bonus plan are capped.
Long-term incentive awards are subject to multi-year vesting.
Any stock option awards are granted at fair market value; We do not backdate or reprice stock option awards.
We maintain robust share ownership guidelines for executive officers and directors.
Compensation may be recouped/clawed back under our equity and annual bonus plans.
A double-trigger is required for accelerated equity vesting upon change of control for all post-2014 grants.
In June 2009, we adopted a policy to eliminate excise tax gross ups for newly-hired executives.

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1	General Information About the Meeting

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

The Board of Directors of Biogen Inc. is soliciting your proxy to vote at our 2016 annual meeting of stockholders (Annual Meeting) to be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, June 8, 2016 for the purposes summarized in the accompanying Notice of 2016 Annual Meeting of Stockholders. Our 2015 Annual Report on Form 10-K is also available with this Proxy Statement.

References in this Proxy Statement to “Biogen” or the “Company,” “we”, “us” and “our” refer to Biogen Inc.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will vote upon the matters that are summarized in the formal meeting notice. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

Can I attend the Annual Meeting?

We will be hosting our Annual Meeting virtually via the Internet.

Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/BIIB. The Annual Meeting will start at 9:00 a.m., Eastern Daylight Time, on June 8, 2016. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.

You will not be able to attend the meeting in person.

Why the change to a virtual meeting?

Due to our global stockholder base, we believe that hosting a virtual meeting enhances the ability for a greater number of stockholders to attend and participate in the annual meeting since stockholders can participate remotely from any location. We are excited to embrace this emerging technology in an attempt to provide expanded access and improved communication with our stockholders. We plan to evaluate the effectiveness of this technology for future meetings.

What do I need in order to be able to participate in the Annual Meeting online?

You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card or voting instruction form in order to be able to vote your shares or submit questions during the meeting. If you do not have your 16-digit control number, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Who can vote?

Each share of our common stock that you own as of the close of business on the record date of April 11, 2016 (Record Date) entitles you to one vote on each matter to be voted upon at the Annual Meeting. As of the Record Date, 219,051,301 shares of our common stock were outstanding and entitled to vote. We are making this Proxy Statement and other Annual Meeting materials available on the Internet or, upon request, sending printed versions of these materials on or about April 15, 2016 to all stockholders of record as of the Record Date. For 10 days before the Annual Meeting, a list of stockholders entitled to vote will be available for inspection at our offices located at 225 Binney Street, Cambridge, Massachusetts 02142 and will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/BIIB. If you would like to review the list, please call our Investor Relations department at (781) 464-2442.

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1	General Information About the Meeting (continued)

What am I voting on at the Annual Meeting?

Stockholders will be asked to vote on the following items at the Annual Meeting:

•   The election to the Board of Directors of the eleven director nominees (Proposal 1);

•   The ratification of the selection of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2);

•   The advisory vote on executive compensation (Proposal 3); and

•   The transaction of such other business as may be properly brought before the meeting and any adjournments or postponements.

What is the recommendation of the Board on each of the matters scheduled to be voted on at the Annual Meeting?

The Board of Directors recommends that you vote:

•   “FOR” each of the director nominees (Proposal 1)

•   “FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2)

•   “FOR” the approval of our advisory vote on executive compensation (Proposal 3)

How do proxies work?

Our Board of Directors is asking for your proxy authorizing the individuals named as proxies to vote your shares at the Annual Meeting in the manner you direct. You may abstain from voting on any matter. If you submit your proxy without specifying your voting instructions, we will vote your shares on the matters scheduled to be voted on at the Annual Meeting in accordance with our Board of Directors recommendations described above. As to any other matter that may properly come before the meeting or any adjournment or postponement, the individuals named as proxies will vote your shares at the Annual Meeting in accordance with their best judgment.

Shares represented by valid proxies received in time for the Annual Meeting and not revoked before the Annual Meeting will be voted at the Annual Meeting. You can revoke your proxy and change your vote in the manner described below (under the heading “Can I revoke or change my vote after I submit my proxy?”). If your shares are held through a bank, broker or other nominee, please follow the instructions that you were provided by your bank, broker or other nominee.

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1	General Information About the Meeting (continued)

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares.

       By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2016.

       By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Daylight Time, on June 7, 2016.

       By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 7, 2016, to be voted at the Annual Meeting.

       During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/BIIB. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials).

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

Beneficial Owners. If your shares are held in a brokerage account in your broker’s name, then you are the beneficial owner of shares held in “street name”. If you are a beneficial owner of your shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the bank, broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your bank, broker or nominee in order to instruct your bank, broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may not be voted during our Annual Meeting; instead a beneficial holder must instruct their bank, broker, or other nominee in advance of the meeting.

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1	General Information About the Meeting (continued)

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•   signing and returning a new proxy card with a later date, to be received no later than June 7, 2016;

•   submitting a later-dated vote by telephone or via the Internet — only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Daylight Time, on June 7, 2016, will be counted;

•   participating in the Annual Meeting virtually via the Internet and voting again; or

•   delivering a written revocation to our Secretary at Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, to be received no later than June 7, 2016.

Only your latest vote, in whatever form, will be counted.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Will my shares be counted if I do not vote?

Stockholders of Record. If you are the stockholder of record and you do not vote before the Annual Meeting by proxy card, telephone or via the Internet, or during the Annual Meeting via the Internet, your shares will not be voted at the Annual Meeting.

Beneficial Owners. If you are the beneficial owner of shares, your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.”

The proposal to ratify the selection of our independent registered public accounting firm is a routine matter and our other proposals are non-routine matters. If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the proposal to ratify the selection of our independent registered public accounting firm and (2) will not be entitled to vote your shares on the other proposals. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.

You should vote your shares by telephone or by Internet according to the instructions provided by your bank, broker or other nominee or by signing, dating and returning a printed voting instruction form to your bank, broker or other nominee to ensure that your shares are voted on your behalf.

How many shares must be present to hold the Annual Meeting?

A majority of our issued and outstanding shares of common stock as of the Record Date must be present at the Annual Meeting to hold the Annual Meeting and conduct business. This is called a quorum. Shares voted in the manner described above (under the heading “How do I vote and what are the voting deadlines?”) will be counted as present at the Annual Meeting. Shares that are present and entitled to vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

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1	General Information About the Meeting (continued)

What vote is required to approve each proposal and how are votes counted?

•     Proposal 1: Election of Directors: Directors are elected by a majority vote of the votes cast — that is, a director will be elected if more votes are cast for that director’s election than against that director. Abstentions and broker non-votes, if any, are not counted for purposes of electing directors and will have no effect on the results of this vote.

•     Proposal 2: Ratification of PwC: The affirmative vote of a majority of shares present in person or represented by proxy and having voting power at the Annual Meeting is required to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will have the effect of votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of the selection of our independent registered public accounting firm, thus we do not expect any broker non-votes on this proposal.

•     Proposal 3: Advisory Vote on Executive Compensation: Because this proposal asks for a non-binding, advisory vote, there is no “required vote” that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation and Management Development Committee of our Board of Directors (referred to in this Proxy Statement as the “Compensation Committee”), which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We have elected to provide access to our proxy materials on the Internet, consistent with the rules of the Securities and Exchange Commission (SEC). Accordingly, in most instances we are mailing a Notice of Internet Availability of Proxy Materials to our stockholders. You can access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or you may request printed versions of our proxy materials for the Annual Meeting. In addition, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date and return a proxy card or voting instruction form for each account.

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1	General Information About the Meeting (continued)

Where do I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the Annual Meeting. You may request a copy of this Form 8-K by contacting Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. You will also be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the “Investors” section of our website, www.biogen.com.

Who should I call if I have any questions?

If you have any questions or require any assistance with voting your shares, please contact the bank, broker or other nominee holding your shares, or our Investor Relations department at (781) 464-2442.

6

2	Corporate Governance at Biogen

Corporate Governance Practices

We strive to maintain effective corporate governance practices to ensure that our company is managed for the long-term benefit of our stockholders. We review our corporate governance principles and practices on a regular basis. A description of our corporate governance highlights is set forth in the “Proxy Statement Summary”.

We believe part of effective corporate governance includes active engagement with our stockholders. We value the views of our stockholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as business strategy, capital allocation, corporate governance, executive compensation, sustainability and corporate social responsibility initiatives.

•	Director – Stockholder Engagement Initiative. Our Corporate Governance Committee leads the Board’s efforts on director – stockholder engagement, and directs discussions with stockholders to the appropriate Board and committee members. In 2015 and continuing in 2016, independent members of our Board of Directors conducted outreach to stockholders owning approximately 40% of our outstanding shares. A number of meetings have been, and continue to be, held with our stockholders to discuss a variety of business and strategic topics, such as capital allocation, corporate governance, and compensation-related matters. We remain committed to investing time with our stockholders to increase transparency and better understand our stockholder base and their perspectives.
•	Corporate Responsibility. We are committed to corporate citizenship and environmental sustainability practices and initiatives, which we believe reflects the best interests of our patients, our stakeholders and the communities we serve. Our corporate citizenship report is prominently presented on our website, and our efforts in sustainability and environmental matters have resulted in a number of awards and recognitions throughout the year, as described further in the executive summary section of our “Compensation Discussion and Analysis.”

Director Independence

Board of Directors. All of our directors and nominees for director, other than Dr. Scangos, our Chief Executive Officer, satisfy the independence requirements of The NASDAQ Stock Market (NASDAQ). In determining that Dr. Papadopoulos is independent, our Board of Directors considered that

Dr. Papadopoulos is a director or advisor to certain companies with which we collaborate.

Committees.

•	All members of the committees of our Board of Directors are independent directors, as defined by NASDAQ rules.
•	All members of our Audit Committee meet the additional SEC and NASDAQ independence and experience requirements applicable specifically to audit committee members.
•	All members of our Compensation Committee are non-employee directors within the meaning of the rules under Section 16 of the Securities Exchange Act and outside directors for purposes of Section 162(m) of the Internal Revenue Code, and the Board of Directors has affirmatively determined that the members of our Compensation Committee satisfy the additional independence requirements specifically applicable to compensation committee members.

Leadership Structure. We currently separate the roles of Chairman of the Board of Directors and Chief Executive Officer. Stelios Papadopoulos, an independent director, is Chairman of our Board. Among other responsibilities, our Chairman:

•	presides at meetings of our Board of Directors, executive sessions of our independent directors and our annual meetings of stockholders;
•	reviews and assists in setting the agenda and schedule for our Board of Directors meetings in collaboration with our Chief Executive Officer;
•	advises the committee chairs in fulfilling their responsibilities to the Board of Directors;
•	recommends to the Board of Directors the retention of any advisors who report directly to the Board of Directors;
•	serves as a liaison for stockholder communications with the Board of Directors;
•	leads the process of evaluating our Chief Executive Officer; and
•	discharges such other responsibilities as the Board of Directors may assign from time to time.

We believe that having an independent Chairman promotes a greater role for the independent directors in the oversight of the Company, including oversight of material risks facing the Company, encourages active participation by the independent directors in the work of our Board of Directors, enhances our Board of Directors’ role of representing stockholders’ interests, and improves our Board of Directors’ ability to supervise and evaluate our Chief Executive Officer and other executive officers.

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2	Corporate Governance at Biogen (continued)

Nominating Processes

The Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and reviewing candidates recommended by stockholders. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and supporting information to the Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Any such recommendation should include at a minimum the name(s) and address(es) of the stockholder(s) making the recommendation and appropriate biographical information for the proposed nominee(s). Candidates who are recommended by stockholders will be considered in the same manner as candidates from other sources. For all potential candidates, the Corporate Governance Committee will consider all factors it deems relevant, including at a minimum those listed below in the subsection titled “Director Qualifications, Standards and Diversity.” Director nominations are recommended by the Corporate Governance Committee to our Board of Directors and must be approved by a majority of independent directors.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at an annual meeting of stockholders.

•	Stockholder Nominations Not for Inclusion in Company’s Proxy Statement. Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws and give timely notice of the nomination to the Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, stockholders must provide the notice required by our Bylaws not less than 90 days and not more than 120 days in advance of the first anniversary of the date our proxy statement was released to our stockholders in connection with the previous year’s annual meeting of stockholders

•	Stockholder Nominations Under Proxy Access Bylaw. In addition, our Bylaws provide that under certain circumstances, a stockholder or group of stockholders may include director candidates that they have nominated in our annual meeting proxy statement. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years.

The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed 25% of the number of directors then serving on the Board. If 25% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 25%, subject to a minimum of one. A nominee will be counted in determining whether the 25% maximum has been reached if the nominee was submitted under the proxy access procedures and later withdrawn, the nominee was included in the proxy materials as a Board-nominated candidate or the nominee was nominated in any of the Company’s three preceding annual meetings and is being recommended by the Board for reelection.

The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws.

Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by our Secretary no earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.

Annual Elections and Majority Voting

Our directors are elected annually to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Our directors must be elected by a majority of votes cast in uncontested elections (meaning any election for which the number of directors nominated does not exceed the number of directors to be elected at such meeting), and by a plurality of votes cast in contested elections (meaning any election for which the number of directors nominated exceeds the number of directors to be elected at such meeting, regardless of whether such nominees were proposed by the Company or by stockholders). In addition, following their appointment or election by stockholders to our Board of Directors, directors must submit an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which they face reelection and (2) acceptance of such resignation by our Board of Directors. If an incumbent director fails to receive the number of votes required for reelection, our Board of Directors (excluding the director in question) will, within 90

8

2	Corporate Governance at Biogen (continued)

days after certification of the election results, decide whether to accept the director’s resignation taking into account such factors as it deems relevant. Such factors may include the stated reasons why stockholders voted against such director’s reelection, the qualifications of the director and whether accepting the resignation would cause us to fail to meet any applicable listing standards or would violate state law. Our Board of Directors will promptly disclose its decision in a filing with the SEC.

Director Qualifications, Standards and Diversity

•	General Qualifications and Standards. Our Corporate Governance Principles provide that directors should possess the highest personal and professional ethics and integrity, understand and be aligned with our core values, and be committed to representing the long-term interests of our stockholders. Our directors must also be inquisitive and objective and have practical wisdom and mature judgment.
•	Diversity. In accordance with our Corporate Governance Principles, we endeavor to have a Board of Directors that collectively represents diverse experience at strategic and policy-making levels in business, government, education, healthcare, science and technology, and the international arena, and collectively has knowledge and expertise in the functional areas of accounting and finance, risk management and compliance, strategic and business planning, corporate governance, human resources, marketing and commercial, and research and development. Consistent with our Corporate Governance Principles, in selecting nominees to our Board of Directors, the Corporate Governance Committee considers the diversity of skills and experience that a potential nominee possesses and the extent to which such diversity would enhance the perspective, background, knowledge and experience of our Board of Directors as a whole. The Board of Directors considers personal diver-
sity, including gender, national origin, ethnic and racial diversity, as an additional benefit to the Board of Directors as a whole.
•	Director Term and Resignation. Our Board of Directors does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Our Corporate Governance Principles provide that directors should offer their resignation in the event of any significant change in personal circumstances, including a significant change in principal job responsibilities or any circumstances that may adversely affect their ability to effectively carry out their duties and responsibilities or in the case of a significant conflict of interest that cannot otherwise be resolved. Our directors are also expected to offer their resignation to our Board of Directors effective at the annual meeting of stockholders in the year of their 75th birthday.
•	Board and Committee Evaluations. Regular evaluations are an important determinant for continued tenure, and, to that end, our Board of Directors and its committees perform a self-evaluation on an annual basis. Our Corporate Governance Committee oversees the evaluations, and reports the results to the Board.
•	Director Orientation and Continuing Education. We provide orientation for new directors, and provide directors with materials or briefing sessions on subjects that we believe will assist them in discharging their duties. We also make director education program information available to directors on a regular basis and encourage directors to attend director education programs and reimburse the costs of attending such programs.

9

3	Board of Directors

Proposal 1 – Election of Directors

Our Board of Directors currently consists of the following directors, all serving one-year terms extending until the Annual Meeting and until their successors are duly elected and qualified:

Alexander J. Denner	Robert W. Pangia	George A. Scangos
Caroline D. Dorsa	Stelios Papadopoulos	Lynn Schenk
Nancy L. Leaming	Brian S. Posner	Stephen A. Sherwin
Richard C. Mulligan	Eric K. Rowinsky

All current directors are standing for reelection to serve a one-year term extending until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, unless they resign or are removed. Our Board of Directors has nominated these eleven directors for reelection based on its carefully considered judgment that the experience, qualifications, attributes and skills of our nominees qualify them to serve on our Board of Directors. As described in detail below, our nominees have considerable professional and business expertise. We know of no reason why any nominee would be unable to accept nomination or election.

If any nominee is unable to serve on our Board of Directors, the shares represented by your proxy will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable, (1) identifies the alternate nominee(s), (2) discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected and (3) includes the disclosure required by Item 7 of Schedule 14A with respect to such nominees. All nominees have consented to be named in this Proxy Statement and to serve if elected.

Our Nominees for Director

(Information is as of April 15, 2016)

Alexander J. Denner, Ph.D.
•	Experience

Dr. Denner, 46, has served as one of our directors since 2009. Dr. Denner is a founding partner and Chief Investment Officer of Sarissa Capital Management LP. Sarissa Capital focuses on improving the strategies of companies to better provide stockholder value. From 2006 to 2011, Dr. Denner served as a Senior Managing Director at Icahn Capital. Prior to that, he served as a portfolio manager at Viking Global Investors and Morgan Stanley Investment Management.

•	Qualifications

Dr. Denner has significant experience overseeing the operations and research and development of healthcare companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad healthcare industry knowledge.

•	Biogen Committee Memberships

– Corporate Governance (Chair)

– Finance

•	Other Current Public Company Boards

– Ariad Pharmaceuticals, Inc. (Chair)

– The Medicines Company

•	Former Public Company Directorships Held in the Past Five Years

– Amylin Pharmaceuticals, Inc.

– Vivus, Inc.

– Enzon Pharmaceuticals, Inc.

10

3	Board of Directors (continued)

Caroline D. Dorsa
•	Experience

Ms. Dorsa, 56, has served as one of our directors since 2010. Ms. Dorsa served as the Executive Vice President and Chief Financial Officer of Public Service Enterprise Group Incorporated, a diversified energy company, from April 2009 until her retirement in October 2015, and served on its board of directors from 2003 to April 2009. From February 2008 to April 2009, she served as Senior Vice President, Global Human Health, Strategy and Integration at Merck & Co., Inc., a pharmaceutical company. From November 2007 to January 2008, Ms. Dorsa served as Senior Vice President and Chief Financial Officer of Gilead Sciences, Inc., a life sciences company. From February 2007 to November 2007, she served as Senior Vice President and Chief Financial Officer of Avaya, Inc., a telecommunications company. From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck & Co., Inc., including Vice President and Treasurer, Executive Director of U.S. Customer Marketing and Executive Director of U.S. Pricing and Strategic Planning. Since December 2015, Ms. Dorsa has served as a director of Intellia Therapeutics, Inc., a life sciences company that recently filed a registration statement with the SEC for an initial public offering of its common stock.

•	Qualifications

Ms. Dorsa has significant financial and accounting expertise and a deep knowledge of the pharmaceutical industry. Her strategic perspective on the industry is particularly valuable to our Board of Directors as it oversees our growth initiatives and reviews both internal development projects and external opportunities.

•	Biogen Committee Memberships

– Audit (Chair)

– Risk

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– None

Nancy L. Leaming
•	Experience

Ms. Leaming, 68, has served as one of our directors since 2008. Ms. Leaming has been an independent consultant since 2005. From 2003 to 2005, she served as the Chief Executive Officer and President of Tufts Health Plan, a provider of healthcare insurance. From 1986 to 2003, Ms. Leaming served in several executive positions at Tufts Health Plan, including President, Chief Operating Officer and Chief Financial Officer.

•	Qualifications

Ms. Leaming has well-developed leadership skills and financial acumen and provides insights into the healthcare reimbursement and payor market, where she served for 20 years in senior operational, financial and managerial roles.

•	Biogen Committee Memberships

– Audit

– Risk

•	Other Current Public Company Boards

– Hologic, Inc.

– Edgewater Technology, Inc.

•	Former Public Company Directorships Held in the Past Five Years

– None

11

3	Board of Directors (continued)

Richard C. Mulligan, Ph.D.
•	Experience

Dr. Mulligan, 61, has served as one of our directors since 2009. Dr. Mulligan is a founding partner of Sarissa Capital Management LP. Sarissa Capital focuses on improving the strategies of companies to better provide stockholder value. In 2013, Dr. Mulligan became the Mallinckrodt Professor of Genetics, Emeritus, at Harvard Medical School, after serving as the Mallinckrodt Professor of Genetics and Director of the Harvard Gene Therapy Initiative since 1996. Prior to that, he was Professor of Molecular Biology at the Massachusetts Institute of Technology, a member of the Whitehead Institute for Biomedical Research, and the Chief Scientific Officer of Somatix Therapy Corporation, a drug discovery and development company that he founded. Dr. Mulligan was named a MacArthur Foundation Fellow in 1981.

•	Qualifications

Dr. Mulligan has scientific expertise in the areas of molecular biology, genetics, gene therapy, and biotechnology, as well as extensive experience within the healthcare industry, including overseeing the operations and research and development of healthcare companies.

•	Biogen Committee Memberships

– Science and Technology (Chair)

– Compensation and Management Development

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– Cellectis SA

– Enzon Pharmaceuticals, Inc.

Robert W. Pangia
•	Experience

Mr. Pangia, 64, served as a director of the Company from 1997 to 2003 during the period the Company was operated as IDEC Pharmaceuticals, and has served as a director since 2003 following IDEC’s merger with Biogen Inc. Mr. Pangia has been the Chief Executive Officer of Ivy Sports Medicine, LLC, a medical device company, since 2011. He has also been a partner in Ivy Capital Partners, LLC, the general partner of Ivy Healthcare Capital, L.P., a private equity fund specializing in healthcare investments, since 2003. From October 2007 to October 2009, he served as the Chief Executive Officer of Highlands Acquisition Corp., a special purpose acquisition company. From 1996 to 2003, Mr. Pangia was self-employed as an investment banker. From 1987 to 1996, he held various senior management positions at PaineWebber, a financial services company, including Executive Vice President and Director of Investment Banking for PaineWebber Incorporated of New York, member of the board of directors of PaineWebber, Inc., Chairman of PaineWebber Properties, Inc., and member of several of PaineWebber’s executive and operating committees.

•	Qualifications

Mr. Pangia has significant financial acumen and breadth of expertise within the healthcare industry.

•	Biogen Committee Memberships

– Compensation and Management Development (Chair)

– Finance

•	Other Current Public Company Boards

– None

•	Former Public Company Directorships Held in the Past Five Years

– None

12

3	Board of Directors (continued)

Stelios Papadopoulos, Ph.D.
•	Experience

Dr. Papadopoulos, 67, has served as one of our directors since 2008 and as our independent Chairman since June 2014. Dr. Papadopoulos also serves as the Chairman of Exelixis, Inc., a drug discovery and development company that he co-founded in 1994, and Chairman of Regulus Therapeutics, Inc., a biopharmaceutical company developing medicines targeting micro-RNAs. Previously, he was an investment banker with Cowen & Co., LLC, a financial services company, focusing on the biotechnology and pharmaceutical sectors, from 2000 until his retirement as Vice Chairman in August 2006. Prior to joining Cowen & Co., Dr. Papadopoulos served for 13 years as an investment banker at PaineWebber, Inc., a financial services company, where he was most recently Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology.

•	Qualifications

Having founded multiple life sciences companies and worked as an investment banker focused on the life sciences industry, Dr. Papadopoulos brings to our Board of Directors a first-hand understanding of the demands of establishing, growing and running life sciences businesses.

•	Biogen Committee Memberships

– Audit

– Finance

– Science and Technology

•	Other Current Public Company Boards

– BG Medicine, Inc.

– Exelixis, Inc. (Chair)

– Regulus Therapeutics, Inc. (Chair)

•	Former Public Company Directorships Held in the Past Five Years

– Anadys Pharmaceuticals, Inc.

Brian S. Posner
•	Experience

Mr. Posner, 54, has served as one of our directors since 2008. Mr. Posner has been a private investor since March 2008 and is the President of Point Rider Group LLC, a consulting and advisory services firm within the financial services industry. From 2005 to March 2008, Mr. Posner served as the President, Chief Executive Officer and co-Chief Investment Officer of ClearBridge Advisors LLC, an asset management company and a wholly-owned subsidiary of Legg Mason. Prior to that, Mr. Posner co-founded Hygrove Partners LLC, a private investment fund, in 2000 and served as its Managing Partner for five years. He served as a portfolio manager and an analyst at Fidelity Investments, a financial services company, from 1987 to 1996 and, from 1997 to 1999, at Warburg Pincus Asset Management/Credit Suisse Asset Management where he also served as co-Chief Investment Officer and Director of Research.

•	Qualifications

Given his substantial experience as a leading institutional investment manager and advisor, Mr. Posner brings a professional investor’s perspective and significant management and financial expertise that is valuable to our Board of Directors as it oversees our strategy for enhancing stockholder value.

•	Biogen Committee Memberships

– Finance (Chair)

– Audit

– Corporate Governance

•	Other Current Public Company Boards

– AQR Funds

– Arch Capital Group Ltd.

•	Former Public Company Directorships Held in the Past Five Years

– Anadys Pharmaceuticals, Inc.

– BG Medicine, Inc.

– RiverPark Funds

13

3	Board of Directors (continued)

Eric K. Rowinsky, M.D.
•	Experience

Dr. Rowinsky, 59, has served as one of our directors since 2010. He has served as President of RGenix, Inc., a privately-held life sciences company, since November 2015 and as its Executive Chairman since December 2015. From January 2012 to November 2015, Dr. Rowinsky was the Head of Research and Development and Chief Medical Officer of Stemline Therapeutics, Inc., a biotechnology company focusing on the discovery and development of therapeutics targeting cancer stem cells. Dr. Rowinsky is an Adjunct Professor of Medicine at New York University and has been an independent consultant since January 2010. Prior to that, he was the Chief Medical Officer of Primrose Therapeutics, Inc., a start-up biotechnology company focusing on the development of therapeutics for polycystic kidney disease, from August 2010 until its acquisition in September 2011. From 2005 to December 2009, he served as the Chief Medical Officer and Executive Vice President of ImClone Systems Incorporated, a life sciences company. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy & Research Center’s Institute for Drug Development, including Director of the Institute and Director of Clinical Research. During that time, he held the SBC Endowed Chair for Early Drug Development and Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins School of Medicine and on the staff of the Johns Hopkins Hospital.

•	Qualifications

Dr. Rowinsky has extensive research and drug development experience, oncology expertise, and broad scientific and medical knowledge.

•	Biogen Committee Memberships

– Compensation and Management Development

– Corporate Governance

– Science and Technology

•	Other Current Public Company Boards

– BIND Therapeutics, Inc.

– Fortress Biotech Inc.

– Navidea Biopharmaceuticals, Inc.

•	Former Public Company Directorships Held in the Past Five Years

– Mast Therapeutics, Inc. (formerly Adventrx Pharmaceuticals, Inc.)

George A. Scangos, Ph.D.
•	Experience

Dr. Scangos, 67, has served as our Chief Executive Officer and one of our directors since July 2010. Prior to that, he served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company, from 1996 to July 2010. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years, where he is still an adjunct professor. Dr. Scangos served as non-executive Chairman of Anadys Pharmaceuticals, Inc., a biopharmaceutical company, from 2005 to July 2010 and was a director of the company from 2003 to July 2010. He also served as the Chair of the California Healthcare Institute in 2010 and was a member of the board of the Global Alliance for TB Drug Development until 2010. In March 2016, Dr. Scangos was appointed Chairman of the Board of Directors of Pharmaceutical Research and Manufacturers of America (PhRMA).

•	Qualifications

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

•	Biogen Committee Memberships

– None

•	Other Current Public Company Boards

– Agilent Technologies, Inc.

– Exelixis, Inc.

•	Former Public Company Directorships Held in the Past Five Years

– None

14

3	Board of Directors (continued)

Lynn Schenk, J.D.
•	Experience

Ms. Schenk, 71, served as a director of the Company from 1995 to 2003 during the period the Company was operated as IDEC Pharmaceuticals, and has served as a director since 2003 following IDEC’s merger with Biogen Inc. Ms. Schenk is an attorney and consultant in private practice with extensive public policy and business experience. She is also a trustee of the Scripps Research Institute, a director of the California High Speed Rail Authority Board and a trustee of the University of California, San Diego Foundation. From 1999 to 2003, she served as Chief of Staff to the Governor of California, during which time she led the effort to create the Institutes for Science and Innovation at the University of California. She headed the State’s Executive Branch risk management team post 9/11 and during the California energy crisis. From 1993 to 1995, Ms. Schenk was a Member of the United States House of Representatives, representing San Diego, California and served on the House Energy & Commerce Committee with a special emphasis on biotechnology. From 1980 to 1983, she was the California Secretary of Business, Transportation and Housing during which she formed the California Commission on Industrial Innovation.

•	Qualifications

Ms. Schenk’s strong public policy, government, legal and private sector experience provides vital insights to our Board of Directors about significant issues affecting the highly regulated life sciences industry. She brings public sector operations and management expertise to our Board of Directors. She has demonstrated her commitment to boardroom excellence by completing the National Association of Corporate Directors’ (NACD) comprehensive program of study for corporate directors. Ms. Schenk currently serves as an NACD Board Leadership Fellow. She supplements her skill sets through ongoing engagement with the director community, and access to leading practices.

•	Biogen Committee Memberships

– Risk (Chair)

– Compensation and Management Development

•	Other Current Public Company Boards

– Sempra Energy

•	Former Public Company Directorships Held in the Past Five Years

– None

15

3	Board of Directors (continued)

Stephen A. Sherwin, M.D.
•	Experience

Dr. Sherwin, 67, has served as one of our directors since 2010. Dr. Sherwin currently divides his time between advisory work in the life sciences industry and patient care and teaching in his specialty of medical oncology. He is a Clinical Professor of Medicine at the University of California, San Francisco, and a volunteer Attending Physician in Hematology-Oncology at San Francisco General Hospital. Dr. Sherwin previously served as the Chairman of Ceregene, Inc., a life sciences company that he co-founded, from 2001 until its acquisition by Sangamo Biosciences, Inc. in 2013. He was also a co-founder and chairman of Abgenix, Inc., an antibody company which was acquired by Amgen Inc. in 2006. From 1990 to October 2009, he served as the Chief Executive Officer of Cell Genesys, Inc., a life sciences company, and was its Chairman from 1994 until the company’s merger with BioSante Pharmaceuticals, Inc. in October 2009. Prior to that, he held various positions at Genentech, Inc., a life sciences company, most recently as Vice President, Clinical Research. Dr. Sherwin is board certified in internal medicine and medical oncology.

•	Qualifications

Dr. Sherwin has extensive knowledge of the life sciences industry and brings more than 30 years of experience in senior leadership positions at large and small publicly traded life sciences companies to our Board of Directors.

•	Biogen Committee Memberships

– Finance

– Risk

– Science and Technology

•	Other Current Public Company Boards

– Aduro Biotech, Inc.

– Neurocrine Biosciences, Inc.

– Rigel Pharmaceuticals, Inc.

– Verastem, Inc.

•	Former Public Company Directorships Held in the Past Five Years

– Biosante Pharmaceuticals, Inc.

– Vical, Inc.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH DIRECTOR NOMINEE NAMED ABOVE.

16

3	Board of Directors (continued)

Committees and Meetings

Our Board of Directors met 16 times in 2015. Our Board of Directors also has six standing committees. The principal functions of each committee, the committee composition in 2015 and number of meetings held in 2015 are described in the table below. The chair of each committee periodically reports to our Board of Directors on committee deliberations and decisions. Each committee’s charter is posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “Investors” section of the website. Also posted there are our Corporate Governance Principles which, together with our committee charters, comprise our governance framework.

Committee	Function	2015 Members	Meetings in 2015
Audit	Assists our Board of Directors in its oversight of: • the integrity of our financial statements; • our accounting and financial reporting processes; • the independence, qualifications and performance of our independent registered public accounting firm; • our global tax compliance and tax audit processes; and • our internal audit and corporate compliance functions. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm.	Caroline D. Dorsa† (Chair) Nancy L. Leaming † Stelios Papadopoulos Brian S. Posner†	10
Compensation and Management Development	Assists our Board of Directors with oversight of executive compensation and management development, including: • recommending to our Board of Directors the compensation for our Chief Executive Officer, and approving the compensation for our other executive officers; • administration of our equity and other management incentive plans; • reviewing executive and senior management development programs (including succession plans for executives and senior management); and • recommending to our Board of Directors the compensation of our independent directors.	Robert W. Pangia (Chair) Caroline D. Dorsa* Richard C. Mulligan Eric K. Rowinsky Lynn Schenk	6
Corporate Governance	Assists our Board of Directors in assuring sound corporate governance practices and identifying qualified nominees to our Board of Directors and its committees.	Alexander J. Denner (Chair) Brian S. Posner Eric K. Rowinsky Lynn Schenk*	8
Finance	Assists our Board of Directors with oversight of our financial strategy, policies and practices.	Brian S. Posner (Chair) Alexander J. Denner Robert W. Pangia Stelios Papadopoulos Stephen A. Sherwin	6
Risk	Assists our Board of Directors with oversight of management’s exercise of its responsibility to assess and manage risks associated with our business and operations. For more information on our Board oversight of risks, please see “Board Risk Oversight” below.	Lynn Schenk (Chair) Alexander J. Denner* Caroline D. Dorsa Nancy L. Leaming Stephen A. Sherwin	5
Science and Technology	Assists our Board of Directors with oversight of our key strategic decisions involving research and development matters and our intellectual property portfolio.	Richard C. Mulligan (Chair) Stelios Papadopoulos Eric K. Rowinsky Stephen A. Sherwin	7
†	Determined by our Board of Directors to be an audit committee financial expert.
*	Effective April 1, 2016, this director no longer serves on this committee.

17

3	Board of Directors (continued)

•	Attendance at Board and Committee Meetings. No current director attended fewer than 75% of the total number of meetings of our Board of Directors and the committees on which he or she served during 2015.

•	Executive Sessions. Under our Corporate Governance Principles, the independent directors of our full Board are required to meet without management present at least four times each year, and may also meet without management present at such other times as determined by our Chairman, or if requested by at least two other directors. In 2015, the independent directors of our full Board met without management present six times. Each committee of the Board also had numerous executive sessions throughout the year.

•	Attendance at Stockholder Meeting. We expect all of our directors and director nominees to attend our annual meetings of stockholders. All of our directors attended our 2015 Annual Meeting of Stockholders.

Director Compensation

This section describes our compensation program for our non-employee directors and shows the compensation paid to or earned by our non-employee directors during 2015. Dr. Scangos receives no compensation for his service on our Board of Directors.

Retainers, Meeting Fees and Expenses

The following table presents the retainers and meeting fees for all non-employee members of our Board of Directors in effect in 2015:

Retainers		Meeting Fees
Annual Board Retainer	$65,000	Board of Directors Meetings (per meeting day):
Annual Retainers (in addition to Annual Board Retainer):		In-person attendance	$2,500
		Telephonic attendance	$1,500
Independent Chairman of the Board	$50,000	Committee Meetings (per meeting)	$1,500
Audit Committee Chair	$25,000	Attendance at Annual Science and Technology Committee Portfolio Review (per day)	$1,500
Compensation and Management Development Committee Chair	$20,000
Corporate Governance Committee Chair	$15,000
Finance Committee Chair	$15,000
Risk Committee Chair	$15,000
Science and Technology Committee Chair	$15,000
Audit Committee Member (other than Chair)	$5,000

Our non-employee directors are also eligible to be paid a fee of $1,000 for each full day of service to the Company other than in connection with meetings of our Board of Directors or its committees.

Our non-employee directors may defer all or part of their cash compensation under our Voluntary Board of Directors Savings Plan, which is similar to our Supplemental Savings Plan described in the narrative preceding the 2015 Non-Qualified Deferred Compensation Table in Part 5 – Executive Compensation Matters of this Proxy Statement, but without any Company matching features. If non-employee directors choose to defer compensation, the plan periodically will credit their accounts with amounts of deemed investment earnings as if their deferred compensation was invested in notional investments selected by the director or a default investment if the director does not make a selection. These notional investment options include the mutual funds available under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For non-employee director contributions to the fixed rate option in 2015, this rate of return was set at 6.00%. Contributions to the fixed rate option continue to be credited with the rate of return that was in effect during the year of contribution.

Non-employee directors are also reimbursed for actual expenses incurred in attending meetings of our Board of Directors and its committees, as well as service to our Board of Directors unrelated to such meetings.

18

3	Board of Directors (continued)

Equity Awards

Awards Under Our Non-Employee Directors Equity Plan

Our non-employee directors receive awards under our 2006 Non-Employee Directors Equity Plan (the Non-Employee Directors Equity Plan). The Non-Employee Directors Equity Plan was initially approved by stockholders at our 2006 Annual Meeting of Stockholders. In 2015, our stockholders approved an amendment to extend the term of the plan until June 10, 2025.

General Provisions of the Non-Employee Directors Equity Plan

Non-employee directors receive grants under the Non-Employee Directors Equity Plan effective on the date of each annual meeting of stockholders (or a pro rata grant upon election other than at an annual meeting of stockholders). Under the Non-Employee Directors Equity Plan, a maximum of 17,500 shares of our common stock (or 30,000 shares for the independent Chairman of the Board) may be granted to a non-employee director each calendar year. Annual grants vest on the one-year anniversary of the date of grant or over a longer period in the discretion of the Compensation Committee.

Grants to non-employee directors are recommended by the Compensation Committee and approved by our Board of Directors, with the independent Chairman recused from discussion and voting upon his awards.

Awards granted under the Non-Employee Directors Equity Plan are subject to accelerated vesting upon termination of the directors’ service by reason of death, disability, retirement and upon a change in control (as such terms are defined in the plan). In addition, non-employee director awards will become fully vested upon an involuntary termination of a director’s service within two years following certain mergers or other corporate transactions, as defined in the plan.

Grants During 2015

In June 2015, the Compensation Committee recommended, and our Board of Directors approved, annual grants to non-employee directors with a grant date fair value of approximately $270,000 for each director and an additional grant of approximately $135,000 for the independent Chairman. These amounts were consistent with those approved in 2014 and below the limits set forth in the Non-Employee Directors

Equity Plan noted above. The June 2015 annual grants were awarded in the form of restricted stock units vesting in full on the first anniversary of the grant date, generally subject to the director’s continued service.

Periodically we review our compensation program for our non-employee directors in relation to those of the peer group used for compensation purposes (as described below in our Compensation Discussion and Analysis) to assess its competitiveness and appropriateness. While the grant date fair values of the equity awards granted in 2015 were above the median of our peer group, our annual cash retainer for directors is below the median of that same peer group. The Compensation Committee and our Board of Directors believes that a somewhat heavier reliance on equity awards than that of our peer group companies will further align the interests of our directors with those of our stockholders.

10b5-1 Trading Plans

Our directors must use pre-established trading plans to sell shares of our common stock. Trading plans may only be entered into during an open trading window and when the director is not in possession of material non-public information about the Company. We require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our directors to have an opportunity to realize the value intended by the Company in granting equity-based awards.

Non-Employee Director Share Ownership Guidelines

We maintain share ownership guidelines for our non-employee directors. A summary of our share ownership guidelines for our non-employee directors is set forth below.

Position	Share Ownership Requirement(1)
Non-Employee Chairman	Number of shares equal in value to 5x the total annual cash retainer for the Chair Position and the Chair’s Board retainer
Non-Employee Directors (excluding Chairman)	Number of shares equal in value to 5x the annual cash retainer for Board members
(1)	The director has five years from the date of initial election or appointment to meet the share ownership requirement. All of our non-employee directors currently meet the share ownership requirements.

19

3	Board of Directors (continued)

2015 Director Compensation

Name (a)	Fees Earned or Paid in Cash (b)	Stock Awards(1) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) (d)	All Other Compensation(3) (e)	Total (f)
Alexander J. Denner	$143,500	$270,008	—	—	$413,508
Caroline D. Dorsa	$159,500	$270,008	—	—	$429,508
Nancy L. Leaming	$129,000	$270,008	—	—	$399,008
Richard C. Mulligan	$131,500	$270,008	—	—	$401,508
Robert W. Pangia	$141,000	$270,008	$49,509	—	$460,517
Stelios Papadopoulos	$186,500	$404,040	—	$10,000	$600,540
Brian S. Posner	$157,500	$270,008	—	$21,000	$448,508
Eric K. Rowinsky	$131,500	$270,008	—	—	$401,508
Lynn Schenk	$144,500	$270,008	—	$15,000	$429,508
Stephen A. Sherwin	$128,500	$270,008	—	$5,000	$403,508

Notes to the 2015 Director Compensation Table

(1)	Reflects the grant date fair value of annual time-vested restricted stock unit grants made in 2015 to non-employee directors granted under the Non-Employee Directors Equity Plan, as described in the narrative preceding this table. These restricted stock units are scheduled to vest in full and be settled in shares on the first anniversary of the grant date, generally subject to continued service. Grant date fair values were computed in accordance with Accounting Standards Codification (ASC) Topic 718 and determined by multiplying the number of restricted stock units granted by the fair market value of the Company’s common stock on the relevant grant date.
(2)	The amounts in column (d) represent earnings in the Voluntary Board of Directors Savings Plan that are in excess of 120% of the average applicable federal long-term rate. The federal long-term rate for 2015 applied in this calculation is 3.16%, the federal long-term rate effective in January 2015 when the Fixed Rate Option (FRO) under this plan was established for 2015. Only Mr. Pangia has deferred compensation allocated to the FRO.
(3)	The amounts in column (e) represent the amount of matching contributions made in 2015 by the Biogen Foundation on behalf of the director pursuant to the terms of a matching gift program offered by the Biogen Foundation to all U.S. employees and non-employee directors of Biogen. Under the matching gift program, the Biogen Foundation matches gifts to eligible U.S.-based non-profit organizations, in accordance with the Biogen Foundation’s guidelines, up to an annual maximum per donor of $25,000 per calendar year and up to a program total of $1.5 million per calendar year. The matching contributions made by the Biogen Foundation are not taxable income to the director, and the director may not take any tax deductions for such matching contributions.

20

3	Board of Directors (continued)

Director Equity Outstanding at 2015 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2015, for each of the non-employee directors serving during 2015.

	Option Awards(1)	Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options	Number of Shares or Units of Stock That Have Not Vested
Alexander J. Denner	—	695
Caroline D. Dorsa	27,570	695
Nancy L. Leaming	—	695
Richard C. Mulligan	—	695
Robert W. Pangia	17,125	695
Stelios Papadopoulos	—	1,040
Brian S. Posner	—	695
Eric K. Rowinsky	—	695
Lynn Schenk	—	695
Stephen A. Sherwin	12,000	695

Notes to the Director Equity Outstanding at 2015 Fiscal Year-End Table

(1)	All stock options were granted with a ten-year term. Stock options vested in full on the first anniversary of the grant date. All stock options were vested and exercisable as of December 31, 2015.
(2)	Restricted stock units granted to non-employee directors as part of the annual grant vest in full on the first anniversary of the grant date.

Board Risk Oversight

Our Board of Directors provides oversight of material risks facing the Company. Our Board of Directors regularly receives information about our material strategic, operational, financial and compliance risks and management’s response to, and mitigation of, such risks. In addition, our risk management systems, including our risk assessment processes, internal controls over financial reporting, compliance programs and internal and external auditing procedures are designed, in part, to inform management and our Board of Directors about our material risks. As part of its risk oversight function, our Board of Directors and its committees review this framework, its operation and our strategies for generating long-term value for our stockholders to ensure that such strategies will not motivate management to take excessive risks.

21

3	Board of Directors (continued)

In determining the allocation of risk oversight responsibilities, our Board of Directors and its committees generally oversee material risks within their identified area of concern. The Board and each committee meet regularly with management to ensure that management is exercising its responsibility to identify relevant risks and is adequately assessing, monitoring, and taking appropriate action to mitigate risk. A summary of the key areas of risk oversight responsibility of the Board and each of its committees is set forth below:

Board or Committee	Area of Risk Oversight
Board	• Corporate and commercial strategy and execution, pricing and reimbursement, competition, and other material risks.
Audit

•   Financial, accounting, disclosure, corporate compliance, distributors, anti-bribery and anti-corruption matters, and other risks, including cybersecurity, reviewed in its oversight of the internal audit and corporate compliance functions.

Compensation and Management Development	• Workforce and compensation matters.
Corporate Governance	• Corporate governance and board succession, director independence, potential conflicts of interest and related party transactions involving directors and executive officers.
Finance	• Financial, capital and credit risks.
Risk

•   The Company’s risk governance framework and infrastructure designed to identify, assess, manage and monitor the Company’s material risks;

•   The risk management policies, guidelines and practices implemented by Company management;

•   The allocation of risk oversight responsibilities to the Board and its committees;

•   Information technology, cybersecurity, environmental, health and sustainability and other material risks not allocated to the Board or another committee; and

•   Material government and other investigations.

Science and Technology	• Research and development activities, clinical development and drug safety, and intellectual property.

Compensation Risk Assessment

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement describes our compensation policies, programs and practices for our executive officers. Our goal-setting, performance assessment and compensation decision-making processes described in the CD&A apply to all employees. We offer a limited number of short-term cash incentive plans, with employees eligible for either our annual cash incentive plan or a sales incentive compensation plan; no employee is eligible to participate in more than one cash incentive plan at any time. Our annual cash incentive plan is consistently maintained for all participants globally, with the same Company performance goals, payout curves and administrative provisions regardless of the participant’s job level, location or function in the Company. We also have a long-term incentive program that provides different forms of awards depending upon an employee’s level, but is otherwise consistent throughout the Company.

In the CD&A, we describe the risk-mitigation controls for our compensation programs, including the role of our Compensation Committee to review and approve the design, goals and payouts under our annual cash incentive plan and long-term incentive program as well as approving each executive officer’s compensation. In addition, we have reviewed the processes, controls and design of our sales incentive compensation plans. Based on our assessment, we believe that our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

22

4	Audit Committee Matters

Proposal 2 – Ratification of the Selection of Our Independent Registered Public Accounting Firm

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. PwC has served as our independent registered public accounting firm since 2003.

In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. Further, in conjunction with the rotation of the auditing firm’s lead engagement partner required by applicable SEC rules, the Audit Committee and its chairperson has in the past been and in the future will be directly involved in the selection of PwC’s new lead engagement partner.

The Audit Committee believes at this time that the continued retention of PwC to serve as our independent registered public accounting is in the best interest of Biogen and its stockholders.

Although stockholder approval of the Audit Committee’s selection of PwC is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit stockholder ratification of this selection. If our stockholders do not ratify the selection of PwC as our independent registered public accounting firm, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee always has the ability to change the engagement of PwC if it considers that a change is in Biogen’s best interest. Representatives of PwC will participate in the Annual Meeting, have the opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF

THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

23

4	Audit Committee Matters (continued)

Audit Committee Report

The Audit Committee’s role is to act on behalf of our Board of Directors in the oversight of Biogen’s financial reporting, internal control and audit functions. The roles and responsibilities of the Audit Committee are set forth in the written charter adopted by our Board of Directors, which is posted on our website, www.biogen.com, under the “Corporate Governance” subsection of the “About Us” section of the site. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee, among other things:

•	reviewed and discussed with management the audited consolidated financial statements contained in Biogen’s 2015 Annual Report on Form 10-K;
•	discussed with PwC, Biogen’s independent registered public accounting firm, the overall scope and plans for the audit;
•	met with PwC, with and without management present, to discuss the results of its examination, management’s response to any significant findings, its observations of Biogen’s internal controls, the overall quality of Biogen’s financial reporting, the selection, application and disclosure of critical accounting policies, new accounting developments and accounting-related disclosures, the key accounting judgments and assumptions made in preparing the financial statements and whether the financial statements would have materially changed had different judgments and assumptions been made, and other pertinent items related to Biogen’s accounting, internal controls and financial reporting;
•	discussed with representatives of Biogen’s corporate internal audit staff their purpose, authority, audit plan and reports;
•	reviewed and discussed with PwC the matters required to be discussed with the Audit Committee under generally accepted auditing standards (including Public Company Accounting Oversight Board —Auditing Standard No. 16);
•	discussed with PwC its independence from management and Biogen, including the written disclosures and letter concerning independence received from PwC under applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has determined that the provision of non-audit services to Biogen by PwC is compatible with its independence;
•	provided oversight and advice to management in connection with Biogen’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, the Audit Committee reviewed a report by management on the effectiveness of Biogen’s internal control over financial reporting; and
•	reviewed PwC’s Report of Independent Registered Public Accounting Firm included in Biogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 related to its audit of the effectiveness of internal control over financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Biogen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

The Audit Committee of our Board of Directors:

Caroline D. Dorsa (Chair)

Nancy L. Leaming

Stelios Papadopoulos

Brian S. Posner

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4	Audit Committee Matters (continued)

Audit and Other Fees

The following table shows fees for professional audit services billed to us by PwC for the audit of our annual consolidated financial statements for the years ended December 31, 2015 and December 31, 2014, and fees billed to us by PwC for other services provided during 2015 and 2014:

Fees	2015	2014
Audit fees	$4,717,996	$4,436,942
Audit-related fees	406,442	43,032
Tax fees*	542,125	476,520
All other fees	13,547	18,161
Total	$5,680,110	$4,974,654
*	Includes tax compliance fees of $286,229 in 2015 and $216,108 in 2014.

Audit fees are fees for the audit of our 2015 and 2014 consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, review of the consolidated financial statements incorporated by reference into our outstanding registration statements, and statutory audit fees in overseas jurisdictions.

Audit-related fees are fees that principally relate to assurance and related services that are also performed by our independent registered public accounting firm. More specifically, these services include audits of employee benefit plan information, accounting consultations, due diligence and audits in connection with business development activity, internal control reviews, and attest services related to financial reporting that are not required by statute or regulation. The increase in fees from 2014 to 2015 was primarily due to increased services associated with business development activity.

Tax fees are fees for tax compliance and planning services.

All other fees in 2015 and 2014 include $6,077 and $11,061, respectively, of fees incurred for services provided in assessing the technical structure and format of reports submitted to government authorities to ensure compliance with applicable regulations. All other fees also include license fees for a web-based accounting research tool, which totaled $7,470 and $7,100 in 2015 and 2014, respectively.

Policy on Pre-Approval of Audit and Non-Audit Services

The Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. The Audit Committee must pre-approve any audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will not approve the engagement of the independent registered public accounting firm to perform any services that the independent registered public accounting firm would be prohibited from providing under applicable securities laws, NASDAQ requirements or Public Company Accounting Oversight Board rules. In assessing whether to approve the use of our independent registered public accounting firm to provide permitted non-audit services, the Audit Committee tries to minimize relationships that could appear to impair the objectivity of our independent registered public accounting firm. The Audit Committee will approve permitted non-audit services by our independent registered public accounting firm only when it will be more effective or economical to have such services provided by our independent registered public accounting firm than by another firm.

The Audit Committee annually reviews and pre-approves the audit, audit-related, tax, and other permissible non-audit services that can be provided by the independent registered public accounting firm. After the annual review, any proposed services exceeding pre-set levels or amounts or additional services not previously approved requires separate pre-approval by the Audit Committee or the Chair of the Audit Committee. Any pre-approval decision made by the Chair of the Audit Committee is reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. Our Chief Accounting Officer and Chief Financial Officer can approve up to an additional $50,000 in the aggregate per calendar year for categories of services that the Audit Committee (or the Chair through its delegated authority) has pre-approved.

All of the services provided by PwC during 2015 and 2014 were pre-approved in accordance with this policy, except for $6,077 and $11,061, respectively, of fees incurred for technical compliance services described under the caption “All other fees”, which were subsequently ratified by the Audit Committee.

25

5	Executive Compensation Matters

Proposal 3 – Advisory Vote on Executive Compensation

Our Compensation Discussion and Analysis, which appears below, describes our executive compensation program and the compensation decisions that the Compensation Committee and our Board of Directors made with respect to the 2015 compensation of our named executive officers (listed in the Summary Compensation Table). As required pursuant to Section 14A of the Securities Exchange Act, our Board of Directors is asking that stockholders cast a non-binding, advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Our Board of Directors is asking that our stockholders support this proposal. Although the vote you are being asked to cast is non-binding, we value the views of our stockholders, and the Compensation Committee and our Board of Directors will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As we describe in our Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. In particular, our compensation programs reward financial, strategic and operational performance and the goals set for each performance category support our long-range plans. In addition, to discourage excessive risk taking, we maintain policies for share ownership and recoupment of compensation, we cap payments under our annual bonus plan, and we require multi-year vesting of long-term incentive awards.

We will hold a non-binding, advisory vote of our stockholders on the compensation of our named executive officers every year until the next required stockholder vote on the frequency of such advisory vote. The next stockholder vote on the frequency of such advisory vote is expected to be held at the 2017 annual meeting of stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

26

5	Executive Compensation Matters (continued)

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our compensation strategy, philosophy, policies, and practices underlying our executive compensation program for 2015. It also provides information regarding the manner and context in which compensation was earned by and awarded to our 2015 named executive officers listed below, whom we refer to collectively as “Named Executive Officers” or “NEOs”.

George A. Scangos, Ph.D. Chief Executive Officer
Paul J. Clancy, M.B.A. Executive Vice President, Chief Financial Officer
John G. Cox, M.S., M.B.A Executive Vice President, Pharmaceutical Operations & Technology
Susan H. Alexander, J.D. Executive Vice President, Chief Legal Officer and Corporate Secretary
Kenneth A. DiPietro Executive Vice President, Human Resources
Douglas E. Williams, Ph.D.* Former Executive Vice President, Research and Development
Stuart A. Kingsley* Former Executive Vice President, Global Commercial Operations
*	Dr. Williams separated from the Company in August 2015 and Mr. Kingsley separated from the Company in February 2016.

Executive Summary

2015 Highlights

In 2015, we saw solid performance across our portfolio of multiple sclerosis and hemophilia therapies, and we made significant progress in building and advancing our pipeline.

We provided value to our stockholders through the return of approximately $5.0 billion in capital, and we continued our leading efforts in environmental, sustainability and diversity matters.

Our executive compensation program for 2015 was similar to our 2014 compensation program, remaining closely linked to the achievement of our strategic and financial objectives and aligned with stockholder interests.

Despite a number of very positive strategic and financial achievements in 2015, we did not achieve all of the aggressive target goals that we set in the beginning of the year and, accordingly, the payouts under our incentive compensation plans for 2015 were below their target payments.

A brief summary of our 2015 business, financial and executive compensation highlights follow:

Financial Performance

We had strong financial growth in 2015, when compared to our exceptional performance in 2014.

A reconciliation of our GAAP to non-GAAP financial measures is provided in Appendix A to this Proxy Statement.

27

5	Executive Compensation Matters (continued)

Product and Pipeline Developments

Approvals

•	ELOCTA was approved by the European Commission for the treatment of hemophilia A.

Applications for Marketing

Biologics license applications and/or marketing authorization applications for four product candidates were accepted by the U.S. Food and Drug Administration (FDA) or the European Medicines Agency (EMA):

•	ZINBRYTA for the treatment of multiple sclerosis (FDA and EMA).
•	ALPROLIX for the treatment of hemophilia B (EMA).
•	BENEPALI and FLIXABI, two anti-TNF biosimilars developed through our joint venture, Samsung Bioepis (EMA).

Data Readouts

•	TYSABRI (Phase 3 – Secondary Progressive MS; Phase 2 – Acute Ischemic Stroke)
•	Anti-Lingo (Phase 2 - Acute Optic Neuritis)
•	Aducanumab (Phase 1b - Alzheimer’s disease)
•	Nusinersen (Phase 2 - Spinal Muscular Atrophy in infants and children)

Phase 3 Initiation

•	Commenced two global Phase 3 studies to assess aducanumab in patients with early Alzheimer’s disease.

Capital Allocation

•	Returned approximately $5.0 billion to stockholders through our share repurchase program.
•	Completed transactions giving us access to potential therapies in new areas, including: neuropathic pain; an oral compound that targets the sphingosine 1-phosphate receptor for multiple autoimmune indications; and gene-based therapies in multiple ophthalmic diseases.
•	Invested in new manufacturing facilities in Solothurn, Switzerland and Research Triangle Park, North Carolina.

Other Notable Achievements in the Workplace and Community

•	Achieved carbon neutrality
•	Ranked No. 1 on the Corporate Knights 2015 Global 100, an index of the most sustainable corporations in the world
•	Named Biotechnology Industry Leader on Dow Jones Sustainability World Index

Total Shareholder Return

•	Our one, three and five-year total shareholder return (TSR) compared to our peer group and the Standard & Poor’s 500 (S&P 500) is set forth below.

28

5	Executive Compensation Matters (continued)

2015 Executive Compensation Programs and Pay-for-Performance Alignment

We believe our executive compensation programs are effectively designed and have worked well to implement a pay-for-performance culture that is aligned with the interests of our stockholders. In 2015, our executive compensation programs consisted of base salary, short- and long-term incentives and other benefits.

91% of our CEO’s and 84% of our other NEOs’ 2015 compensation was performance-based and at-risk.

*	Reflects actual salary and target bonus and planned approximate long-term incentive (LTI) grant date value awarded in 2015. NEO pay mix excludes Dr. Williams due to partial year employment with Biogen in 2015.

Our 2015 performance-based compensation payouts align with our commitment to strong performance.

In 2015, we did not achieve all the aggressive target goals that we set in the beginning of the year. As a result, the payouts as a percentage of target awards for our 2015 annual bonus plan, 2015 cash-settled performance units, and 2015 market stock units were below target payouts.

Annual Bonus Plan 56.25%* 75% Company Performance Multiplier (The overall multiplier was further reduced because the individual multiplier was the same as the company multiplier)	Cash-Settled Performance Units (CSPUs) 80.00%* Performance multiplier for the CSPUs during the 2015 performance period. (Earned units are subject to three year vesting)	Market Stock Units (MSUs) 67.00%* Performance multiplier for the MSUs during the 2015 performance period.

*	Actual multiplier for applicable 2015 award.

2015 Advisory Vote on Executive Compensation

At our 2015 Annual Meeting of Stockholders, we continued to receive support for our executive compensation programs with approximately 98% of the votes cast for approval of our annual “Say on Pay” proposal. The Compensation Committee viewed this as very positive support for our executive compensation programs and their alignment with long-term stockholder value creation and noted that the Company’s executive compensation programs have been effective in implementing the Company’s stated compensation philosophy and objectives.

Our Compensation Committee is committed to continually reviewing our executive compensation programs on a proactive basis to ensure the ongoing alignment of such programs with the interests of our stockholders.

In 2015, we reviewed the external landscape, the results from our “Say-on-Pay” proposal at last year’s annual meeting of stockholders, the results of our current compensation programs and the improvements that were made in 2014. The Compensation Committee was satisfied that our existing compensation programs further our pay-for-performance outcomes, and accordingly, did not recommend any significant changes to our executive compensation programs for 2015.

29

5	Executive Compensation Matters (continued)

Roles & Responsibilities

Role of the Compensation Committee

The Compensation Committee oversees and administers our executive compensation programs. The roles and responsibilities of the Compensation Committee are set forth in its written charter adopted by our Board of Directors, which can be found on our website, www.biogen.com, under the “Corporate Governance” subsection of the “About Us” section of the site.

Role of the Independent Compensation Consultant

The Compensation Committee believes that independent advice is important in developing Biogen’s executive compensation programs. Frederic W. Cook & Co., Inc. (FWC) is currently engaged as the Compensation Committee’s independent compensation consultant. FWC does not provide any other services to Biogen.

Reporting directly to the Compensation Committee, FWC provides guidance on trends in CEO, executive and non-employee director compensation, the development of specific executive compensation programs, and the composition of the Company’s compensation peer group. Additionally, FWC prepares a report on CEO pay that compares each element of compensation to chief executive officers in comparable positions at companies in our peer group. Using this and other similar information, the Compensation Committee recommends, and our Board of Directors approves, the elements and target levels of our CEO’s compensation. FWC also engages in other matters as needed and as directed solely by the Compensation Committee.

During 2015, the Company paid FWC approximately $161,110 in consulting fees directly related to these services. The Compensation Committee assesses FWC’s independence annually and, in accordance with applicable SEC and NASDAQ rules, confirmed in December 2015 that FWC’s work did not raise any conflicts of interest and that FWC remains independent under applicable rules.

Role of our CEO

Each year our CEO provides an assessment of performance of each executive officer, other than himself, during the prior year and recommends to the Compensation Committee the compensation to be awarded to each executive. Our CEO’s recommendations are based on numerous factors including:

•	Company, team and individual performance;
•	potential for future contributions;
•	leadership behaviors;
•	external market competitiveness;
•	internal pay comparisons; and
•	other factors deemed relevant.

To understand external market competitiveness of the compensation for our executive officers, our CEO and the Compensation Committee review a report analyzing publicly available information and surveys prepared by our internal compensation group and reviewed by FWC. The report compares the compensation of each executive officer, other than our CEO, relative to data for comparable positions at companies in our peer group, by compensation element (see “External Market Competitiveness and Peer Group” below for further details). The Compensation Committee considers all of the information presented, discusses the recommendations with our CEO and with FWC, and applies its judgment to determine the elements of compensation and target compensation levels for each executive officer other than the CEO.

Our CEO also provides a self-assessment of his achievements for the prior year. The Compensation Committee reviews and considers this in determining the CEO’s performance, and in recommending for approval by the Board of Directors, the compensation of our CEO. Our CEO does not participate in the deliberations regarding his own compensation.

Executive Compensation Philosophy and Objectives

Our executive compensation programs are designed to drive the creation of long-term stockholder value by delivering performance-based compensation that is competitive with our peer group in order to attract and retain extraordinary leaders who can perform at high levels and succeed in a demanding business environment. We aim to achieve this by designing programs that are:

•	Mission Focused and Business Driven. Our executive compensation programs support the relentless pursuit of delivering meaningful and innovative therapies to patients by providing our executives with incentives to achieve the near and long-term objectives of the business. Substantially all of our executive rewards programs are tied directly, and meaningfully, to Company performance. Our objective is to emphasize the importance of achieving short-term goals while building and sustaining a foundation for long-term success.

30

5	Executive Compensation Matters (continued)

•	Competitively Advantageous. We benchmark our executive compensation programs against a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent, balanced with factors such as business scope and size, including revenue and market capitalization, business focus, and geographic scope of operations. We consider peer group practices as one of many factors to be taken into account in developing programs that we believe are most meaningful to our leaders and the Company, and which enable us to recruit, retain and inspire our leadership team to achieve their best for Biogen and our stockholders.
•	Performance Differentiated. We believe strongly in pay-for-performance and endeavor to significantly differentiate rewards by delivering the highest rewards to our best performers and little or no rewards to those who do not perform at pre-established levels.
•	Ownership Aligned. At Biogen, we believe every employee contributes to the success of the Company and, as such, every employee has a vested interest in the Company’s success. To reinforce this alignment with our stockholders, we strongly encourage stock ownership through our equity-based compensation programs. For members of our executive team, including our NEOs, who set and lead the future strategic direction of our Company, we ensure that a significant portion of their total pay opportunities are equity-based to maintain alignment between the interests of our executive officers and our stockholders.
•	Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have reward opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and stockholders each day.

External Market Competitiveness and Peer Group

Market practices are one of our considerations when determining executive compensation levels and program designs at Biogen. We do not target a specific market percentile or simply replicate the market practice. Instead, we review external market practices as a reference point to assist us in providing programs designed to attract, retain and inspire extraordinary talent. The Compensation Committee also uses a peer group to provide context for its executive compensation decision-making. Each year our compensation consultant reviews the external market landscape and evaluates the composition of our peer group for appropriateness.

The Compensation Committee reviews the information provided from internal sources as well as the information pro-

vided by our compensation consultant to select our peer group based on comparable companies that approximate (1) our scope of business, including revenue and market capitalization, (2) our global geographical reach, (3) our research-based business with multiple marketed products, and (4) a comparable pool of talent for which we compete.

Our peer group for 2015 primarily consisted of biotechnology and pharmaceutical companies, as we compete with companies in both of these sectors for executive talent.

The companies included in the peer group used in connection with our compensation decisions in February 2015, including base salary increases and annual long-term incentive grants, were the following:

Biotech Peers
Amgen Celgene Gilead Sciences Vertex Pharmaceuticals
Pharmaceutical Peers
AbbVie Actavis* Allergan* Bristol-Myers Squibb Eli Lilly Endo Health Solutions Forest Laboratories** Life Technologies*** Merck Mylan

*	Actavis acquired Allergan in March 2015, and thereafter changed its name to Allergan.
**	Actavis plc acquired Forest Laboratories in July 2014.
***	Thermo Fisher acquired Life Technologies in early 2014.

For each of the companies in our peer group, where available we analyze the company’s Compensation Discussion and Analysis and other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the compensation programs as well as the targeted value of the compensation.

For our NEOs other than our CEO, we may supplement the data for our peer group with published compensation surveys where appropriate. For 2015, consistent with past years, we used the Towers Watson U.S. CDB Pharmaceutical Executive Compensation Database survey (Towers Watson). We chose this survey because of the number of

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5	Executive Compensation Matters (continued)

companies in our peer group that participate in it, the number of positions reported by the survey that continue to be comparable to our executive positions, and the high standards under which we understand the survey is conducted (including data collection and analysis methodologies). All of the companies in our peer group are represented in a special cross-section of the survey focused on our peer group.

Compensation Elements

The Compensation Committee determines the elements of compensation we provide to our executive officers. The elements of our executive compensation programs and their objectives are as follows:

Element		Objective(s)
Base Salary	•

Provides a fixed level of compensation that is competitive with the external market and reflects each executive’s contributions, experience, responsibilities and potential to contribute to our future success.

Annual Bonus Plan	•	Aligns short-term compensation with the annual goals of the Company.
	•	Motivates and rewards the achievement of annual goals that support short- and long-term value creation.
Long-term Incentives	•	Aligns executives’ interests with the long-term interests of our stockholders by linking awards to increases in our stock price.
	•	Motivates and rewards the achievement of stock price growth and pre-established financial goals.
	•	Promotes executive retention and stock ownership, and focuses executives on enhancing stockholder value.
Benefits	•	Promotes health and wellness.
	•	Provides financial protection in the event of disability or death.
	•	Provides tax-beneficial ways for executives to save towards their retirement, and encourages savings through competitive matches to executives’ retirement savings.

Compensation Pay Mix

The Compensation Committee determines the general mix of the elements of our executive compensation programs. It does not target a specific mix of value for our compensation elements in either the program design or pay decisions. Rather, the Compensation Committee reviews the pay mix to ensure an appropriate level of performance-based compensation is apportioned to the short-term and even more to the long-term to ensure alignment with our business goals and performance.

Additionally, the Compensation Committee believes the greater the leadership responsibilities, the greater the potential impact an individual will have on Biogen’s future strategic direction. Therefore, for our executive officers, including our NEOs, additional emphasis is placed on performance-based compensation, with a particular emphasis on long-term incentives.

The 2015 pay mix for our CEO and our other NEOs was highly performance-based and at-risk; 91% performance-based compensation for our CEO and 84% performance-based compensation for our other NEOs serving at the end of 2015.

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5	Executive Compensation Matters (continued)

Performance Goals and Target Setting Process

Early each year, the Compensation Committee reviews and establishes the pay level of each element of total compensation for our executive officers. Total compensation is comprised of base salary, target annual bonus and long-term incentive awards. A summary of the process the Compensation Committee follows in setting compensation is described below:

Target Setting	Monitoring & Tracking • The Compensation Committee closely monitors the progress against the performance goals throughout the year and engages in dialogue with management on such progress.	Results & Awards: Compensation Committee Actions

•    The Compensation Committee assesses the outcomes of the prior year to determine whether the intended behaviors and results were achieved with respect to the incentives from the prior year.

•    The Compensation Committee and the CEO discuss potential goals for the upcoming year that are tied to the short and longer-term strategic goals of the Company.

•    The annual business plan for the year is approved by the Board of Directors, and incentive goals and targets are aligned with the business plan.

•    Payout curves for each goal are established by the Company and approved by the Compensation Committee.

•    The goals are then applied to the executives, including NEOs, so that there is full alignment of executive incentive goals with the critical objectives that have been set forth for the year.

•    The Compensation Committee also reviews base salaries, bonus and LTI planning ranges, plan designs, benefits, and peer group data.

•    Reviews and certifies the annual Company results against the pre-established goals for the performance-based plans.

•    Reviews and discusses the performance of the CEO.

•    Reviews and discusses the Company, team, and individual performance of each executive officer as assessed by the CEO.

•    Reviews and discusses the CEO’s recommended compensation levels for each executive officer other than himself in the context of such executive officer’s contributions to the Company and his or her potential.

•    Approves the final executive officer compensation for each NEO other than the CEO, including base salary, bonus and long-term incentive awards.

•    Reviews CEO compensation and recommends to the Board of Directors for approval the compensation of the CEO, including base salary, bonus and long-term incentive awards.

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5	Executive Compensation Matters (continued)

2015 Base Salary

In 2015, in determining Dr. Scangos’ base salary, which was not increased in 2014, the Board of Directors reviewed the base salaries of comparable chief executive officers in our peer group and considered Dr. Scangos’ pay mix, capabilities, performance and future expected contributions. Based on its review, Dr. Scangos’ base salary was increased by 9.1%, which positioned him at the market median when compared to the chief executive officers of our peer group.

The Compensation Committee undertook a similar review when approving the base salaries for the other NEOs which positioned them, on average, at approximately the median compared to persons with comparable jobs within our peer group.

The base salary of each of our NEOs in 2015 compared to 2014 was as follows:

Name	2014 Salary	2015 Salary	% Increase(1)
G. Scangos	$1,375,000	$1,500,000	9.1%
P. Clancy	$701,876	$722,933	3.0%
J. Cox	$613,197	$656,121	7.0%
S. Alexander	$649,740	$675,730	4.0%
K. DiPietro	$603,460	$627,598	4.0%
D. Williams	$743,195	$803,766	8.2%
S. Kingsley	$651,394	$704,548	8.2%
(1)	Percentage increase includes merit increases and, in the case of Dr. Scangos, Dr. Williams and Mr. Kingsley, market adjustments.

2015 Performance-Based Plans and Goal Setting

Our executive compensation programs place a heavy emphasis on performance-based rewards.

We maintain a short-term incentive plan, known as our annual bonus plan, as well as a long-term incentive plan.

Awards to our NEOs under our annual bonus plan are made under our 2008 Performance-Based Management Incentive Plan, and awards under our long-term incentive plan are granted under our 2008 Omnibus Equity Plan.

Awards under our annual bonus plan are directly tied to the achievement of our annual operating goals, which are aligned with the Company’s short- and long-term strategic plans. Our long-term incentives are directly tied to the performance of the price of shares of our common stock, which align our executives’ long-term interests with the interests of our stockholders. Some of our long-term incentives are tied to the Company’s financial performance, as described below.

In setting our annual goals, in addition to our internal forecasts, we consider analysts’ projections for our performance and the performance of companies in our peer group, as well as broad economic and industry trends. We establish challenging targets that result in payouts at target levels only when Company performance warrants it. The Compensation Committee is responsible for reviewing and approving our annual Company goals, targets and levels of payout (e.g., threshold, target and maximum) and for reviewing and determining actual performance results at the end of the performance period.

In setting and approving the performance goals for our executive officers and for the Company under both the short- and long-term plans, the Compensation Committee considers the alignment of such goals to our business plan and the degree of difficulty of attainment and the potential for the goals to encourage inappropriate risk-taking. The Compensation Committee has determined that the structures of our executive compensation programs do not put our patients, investors or the Company at any material risk.

Annual Bonus Plan

Our annual bonus plan is a cash incentive plan that rewards near-term financial, strategic and operational performance. The Compensation Committee reviews our annual target bonus opportunities by job level each year to ensure they are competitive.

Based on the results of a competitive market review conducted in 2014, the target annual bonus opportunities for our NEOs were substantially below peer comparators. In the beginning of fiscal 2015, the Compensation Committee approved the increases of the target annual bonus opportunity as a percent of year-end base salary for our NEOs other than our CEO, based on both external market information and internal considerations.

The target annual bonus opportunity as a percent of year-end base salary for each of our NEOs in 2015 compared to 2014 was follows:

Name	2014 Target %	2015 Target %
G. Scangos	140%	140%
P. Clancy	55%	70%
J. Cox	55%	70%
S. Alexander	55%	70%
K. DiPietro	55%	70%
D. Williams	55%	70%
S. Kingsley	55%	70%

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5	Executive Compensation Matters (continued)

The approved annual target bonus opportunities for 2015 were below the median target amounts provided by companies in our peer group as our compensation programs place a greater emphasis on long-term incentives. Our CEO’s total target cash bonus was slightly above the median of our peer group.

2015 Annual Bonus Plan Design

Awards for our NEOs under our 2015 annual bonus plan were based solely on the achievement of Company goals. Similar to the past two years, each NEO’s individual goals were identical to the Company goals, which we believe further reinforces the importance of working to achieve the Company’s goals as an integrated leadership team.

The 2015 annual bonus plan provided for a payout multiplier ranging from 0% to 150% for each Company goal based on the determination of the level of achievement of each goal and application of the weighting previously assigned to each goal which determined the Company performance multiplier applied to the bonus calculation. Because the 2015 annual bonus plan design provided that individual goals would be identical to Company goals, the individual performance multiplier applied to the bonus calculation is the same as the Company performance multiplier.

The Company performance multiplier and correspondingly, the individual performance multiplier, ranged from 0% to 150% as follows:

Performance Multipliers	Below Threshold	Threshold	Target	Max
Company	0%	50%	100%	150%
Individual	0%	50%	100%	150%

We determined the individual annual bonus payments for 2015 using the following calculation:

The 2015 annual bonus plan provided that if the Company performance multiplier was less than 50%, there would be no payout. Further, because the individual performance multiplier was the same as the Company performance multiplier for 2015, the combined multiplier for each NEO, could not exceed 225%.

2015 Company Performance Goals and Results

Company goals were established at the start of 2015 with assigned weightings that reflected the Company’s focus on the following priorities:

•	Strengthen Financial performance results;
•	Capitalize on the value of our commercial portfolio; and
•	Extend our capabilities and portfolio to catalyze future value through our pipeline.

The goals and weightings we selected reflect the importance of linking reward opportunities to both near-term results and our progress in achieving longer-term results.

The strategic goals we selected in 2015 were designed to measure the achievement of our annual strategic priorities relating to our commercial opportunities and pipeline progress. Our financial performance goals were based on the annual operating plan and long-range plan approved by our Board of Directors and with reference to analyst consensus for Biogen revenue and non-GAAP EPS based on the most current analyst reports at the time we set our targets.

The following table presents our financial targets relative to analysts consensus for 2015:

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5	Executive Compensation Matters (continued)

2015 Annual Bonus Plan Company Target and Results Table

Set forth below is a summary of the Company goals and weightings that the Compensation Committee established for the 2015 annual bonus plan and the degree to which we attained these goals. As described below, the Company performance multiplier was 75%. Because the individual performance multiplier was the same as the Company performance multiplier for 2015, the combined annual bonus multiplier for each NEO was 56.25%.

		Performance Range
Company Goals	Weight	Threshold	Target	Max	Results		Payout
FINANCIAL
EPS	25%	$14.98	$17.69	$20.40	$16.86	(1)	90%
Revenue	25%	$10,609M	$11,609M	$12,610M	$10,921M	(1)	71%
CAPITALIZE
Expand MS Franchise	20%	Specific market goals are not disclosed for competitive reasons			Below Goal (2)		0%
Expand Hemophilia Franchise	5%				Below Goal (2)		0%
EXTEND
Build and Advance Total Pipeline	25%	Increase pipeline value based on the shape of the pipeline and the economic value			Above Goal (3)		140%
Weighted Company Performance Multiplier							75%*
*	Numbers may not recalculate due to rounding.

Notes to 2015 Annual Bonus Plan Company Targets and Results Table

(1)	These financial measures were based on our publicly reported revenue of $10,764 million and our publicly announced non-GAAP diluted EPS of $17.01. For purposes of the 2015 annual bonus plan, revenue was adjusted to neutralize the effects of foreign exchange rate fluctuations and EPS was reduced to account for the net impact of the unplanned share repurchases under our $5.0 billion share repurchase program and our $6.0 billion debt financing.
(2)	Threshold market goals for the MS and Hemophilia franchises were not met. Specific details are not disclosed for competitive reasons.
(3)	The Company continued to expand and re-shape its pipeline of promising pre-clinical and clinical stage programs, through advancement of internal programs, entering into multiple external collaborations, and exceeding expectations of the level of confidence in and momentum of its clinical stage portfolio. Specific details are not disclosed for competitive reasons.

2015 Annual Bonus Plan Awards

The Compensation Committee determined that the final bonus awards under the 2015 annual bonus plan were as follows:

Name(1)	Year-end Salary (A) x	Target Bonus % (B) x	Overall Multiplier (C) =	Bonus Award (D)
G. Scangos	$1,500,000	140%	56.25%	$1,181,250
P. Clancy	$722,933	70%	56.25%	$284,655
J. Cox	$656,121	70%	56.25%	$258,348
S. Alexander	$675,730	70%	56.25%	$266,069
K. DiPietro	$627,598	70%	56.25%	$247,117
S. Kingsley	$704,548	70%	56.25%	$277,416

Notes to the 2015 Annual Bonus Plan Awards Table

(1)	No bonuses were paid to Dr. Williams under the 2015 annual bonus plan.

Long-Term Incentives (LTI)

All annual LTI awards granted to our executives are performance-based and are designed to reward long-term Company performance.

Our executive LTI program consists primarily of Cash-Settled Performance Units (CSPUs) and Market Stock Units (MSUs). The CSPUs we grant to executive officers are referred to as performance units (PUs), which are performance-based restricted stock units that may be settled in cash, or, at the discretion of the Compensation Committee, shares of our common stock. As used in this Proxy Statement, we refer to CSPUs to include PUs. The annual LTI award is equally weighted between CSPUs and MSUs.

We also grant time-based restricted stock units (RSUs) in lieu of CSPUs at the time an executive is hired if employment commences after June 30th, as the performance period for CSPUs would be substantially in progress as of such time.

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5	Executive Compensation Matters (continued)

Our LTI planning range is set so that our overall total compensation approximates the median of our peer group and allows for individual LTI award differentiation. Our LTI grant values are differentiated based on an executive’s individual performance, potential future contributions, market competitiveness, as well as other factors. We also review overall total compensation of our executive officers against our peer group due to our heavier weighting in pay mix towards long-term incentives. On average, our LTI grant values for our NEOs for 2015 position their overall compensation above the median values of our peer group in cases where there are comparable positions at the peer companies.

We have an established annual LTI grant practice where LTI grants are made following the completion of our internal performance reviews of our executive officers as well as our external market review of equity practices of our peer group, including the data from the Towers Watson survey described above. Since 2004, we have made our annual LTI grants in February of each year following our annual earnings release. Other grants, such as those made in connection with a new hire, are granted on the first trading day of the month following the date of hire.

In 2015, the planned and approved LTI grant date values were as follows:

Name	LTI Grant Date Value
G. Scangos	$12,800,000
P. Clancy	$ 2,500,000
J. Cox	$ 3,500,000
S. Alexander	$ 2,750,000
K. DiPietro	$ 2,750,000
D. Williams(1)	$ 4,000,000
S. Kingsley	$ 3,000,000

Notes to the 2015 Annual Long-Term Incentives Awards Table

(1)	Dr. Williams’ LTI awards for 2015 were forfeited upon his separation from the Company.

The actual value that will be realized from the CSPUs depends on our 2015 revenue, non-GAAP EPS performance, adjusted free cash flow and the 30-day average common stock price on each of the dates they vest.

The actual value that will be realized from the MSUs depends on our 30-day average common stock price growth between the grant date and each of the dates they vest. Our common stock price is influenced by the Company’s performance as well as external market factors.

2015 CSPUs

CSPUs are performance-based restricted stock units that are subject to a one-year performance period. Our 2015 CSPU awards are eligible to vest upon the achievement of an equal weighting of revenue, non-GAAP EPS, and adjusted free cash flow results when compared to pre-established goals set at the start of the performance period by the Compensation Committee.

•	Revenue and EPS measures were selected as in past years, and are the same financial measures utilized in the determination of the 2015 annual cash bonuses. We selected the foregoing financial measures to reinforce the importance of achieving and exceeding our financial goals and to provide further incentive to achieve such results.
•	We also selected an adjusted free cash flow measure , similar to past years, because it is viewed as a critical measure to align the interests of management with those of our stockholders as it reflects net cash flows provided by operating activities less capital expenditures. We believe the long-term cash flow generation of our company most reflects the intrinsic value of our enterprise. As such, cash flow encourages management to optimize capital expenditures, invest prudently in high return projects, and optimize working capital.

In order to further motivate the executives to work toward the achievement of these goals, we allow a maximum payout (200%).

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5	Executive Compensation Matters (continued)

2015 Cash-Settled Performance Units Company Target and Results Table

The final CSPU performance multiplier was determined by the Compensation Committee and applied to the target units granted to determine the actual units earned and eligible to vest. The following chart shows the pre-established performance goals and the actual results that determined the final CSPU Multiplier for 2015:

Company Goals (1)	Weight %	Target Performance Range				Payout
		Threshold	Target	Max	Results
EPS	33.3%	$14.98	$17.69	$21.21	$16.86	90.1%
Revenue	33.3%	$10,609M	$11,609M	$12,910M	$10,921M	70.5%
Adjusted Free Cash Flow	33.3%	$3,386M	$4,034M	$4,874M	$3,681M	79.8%
Weighted CSPU Performance Multiplier						80%*
*	Numbers may not recalculate due to rounding.

Notes to 2015 Cash-Settled Performance Units Company Targets and Results Table

(1)	See Notes to 2015 Annual Bonus Plan Company Targets and Results Table for definitions and adjustments related to EPS and Revenue goals and results. Adjusted Free Cash Flow was increased to exclude the impact of interest expense related to our $6.0 billion debt financing, which was not contemplated in determination of the Target Performance Range.

The 2015 CSPUs were also subject to stock price performance and service-based vesting over three years from the grant date, in furtherance of the Company’s long-term pay-for-performance philosophy and to encourage employee retention. Once vested, the CSPUs were converted to cash, except that, with respect to grants to the executive officers, the Compensation Committee may settle such grants in shares of our common stock or in cash at its discretion.

CSPU Illustration:

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5	Executive Compensation Matters (continued)

2015 MSUs

MSUs are performance-based restricted stock units that are earned based on the growth of our common stock price from the date of grant to each of the three annual vesting dates. On each vesting date, the performance multiplier is derived based on the stock price growth measured from the grant date to each of the three annual vesting dates using the average stock price for the 30 days prior to and including the grant date and each vesting date. The performance multiplier for MSUs granted prior to 2014 continues to be calculated using a 60-day average stock price and vesting occurs over four annual installments.

The maximum payout of MSUs granted in 2015 is 200% of the target grant, consistent with the 2015 CSPUs. Once the performance multiplier is determined, it is applied to the target number of units granted to each executive and can increase or decrease the overall number of MSUs earned based on stock price performance. For grants made prior to 2014, the maximum payout continues to be 150%.

	Below Threshold	Threshold	Target	Max
Stock Price Growth	< -50%	-50%	0% (no change)	+100%
Performance Multiplier	0%	50%	100%	200%

MSU Illustration:

The three-year vesting period ties executive compensation even more directly to our common stock price performance. On each vesting date, the earned MSUs are settled in shares of our common stock.

The following table shows the vesting date, performance period and performance multiplier applied for MSUs vesting in 2015 and 2016:

Grant Date	Vest Date	Performance Period	Performance Multiplier
2/2015	2/2016	1 year	67%
2/2014	2/2015	1 year	122%
	2/2016	2 years	86%
2/2013	2/2015	2 years	150%
	2/2016	3 years	150%
2/2012	2/2015	3 years	150%
	2/2016	4 years	150%

Retirement Plans

We maintain a Supplemental Savings Plan (SSP), which is a non-qualified deferred compensation plan covering our executive officers and other management employees in the U.S. We offer the SSP as part of the retirement savings component of our benefits program. We designed the SSP to be competitive with the non-qualified deferred compensation plans offered by companies in our peer group. Details of the SSP are presented in the narrative preceding the “2015 Non-Qualified Deferred Compensation Table” below.

Other Benefits

In addition to eligibility for the benefit programs generally provided to all employees, such as our employee stock purchase plan and medical, dental, vision, life and disability insurance, we provide certain supplemental benefits to our executives. These benefits include:

Life Insurance

All of our U.S. executives, including our NEOs, receive Company-paid term life insurance equal to three times their annual base salary, up to a maximum benefit of $1,500,000. Employees who are not executives receive Company-paid term life insurance equal to two times their annual base salary. The additional value of Company-provided life insurance for our executive officers reflects competitive practices and is consistent with our philosophy to provide appropriate levels of financial security for our employees based on their positions within the Company. The cost of Company-paid life insurance in excess of a $50,000 insurance level is taxable income to U.S. employees and is not grossed up by the Company.

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5	Executive Compensation Matters (continued)

Executive Physicals, Tax Preparation, Financial and Estate Planning

Our executive officers, other than our CEO, are eligible for reimbursement of expenses incurred for tax preparation, financial and estate planning services, as well as the purchase of tax preparation and financial planning software, subject to annual expense limits of $7,500 for executive vice presidents and $5,500 for senior vice presidents. Such reimbursements are taxable income to our executives and are not grossed up.

All of our executive officers, including our CEO, are eligible for reimbursement for the cost of their executive physicals, subject to the annual expense limit noted directly above. This benefit provides our executives with additional flexibility to proactively manage their health and wellness.

Post-Termination Compensation and Benefits

We provide severance benefits to all of our executives if they are terminated without cause or in certain other instances following a corporate transaction or a corporate change in control. The terms of these arrangements and the amounts payable under them are described below for each NEO in the subsection titled “Potential Payments Upon Termination or Change in Control.” We provide these benefits because we believe that some severance protection is necessary to help our executives maintain their focus on the best interests of the Company when providing advice to the Company and making strategic decisions about a potential corporate transaction or change in control, and encourages effective leadership in the closing and integration of significant transactions affecting the Company.

Share Ownership Guidelines

We maintain share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our stockholders. A summary of our share ownership guidelines are set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x salary
EVP	3x salary

Executive officers have five years from their initial appointment to meet the requirement. In the event the requirement is not met within that time, 100% of vested shares are required to be held until the requirement is satisfied. Only shares owned outright or otherwise earned are credited toward the share ownership requirement. Unvested restricted stock units are not included in the calculation. All of our executive officers currently meet the share ownership requirement or are still within the five-year period to meet such requirement.

Recoupment of Compensation

We may recover compensation from our employees who engage in detrimental or competitive activity. Detrimental activity includes any action or failure to act that constitutes financial malfeasance that is materially injurious to the Company, violates our Code of Business Conduct (Values in Action), results in a restatement of our earnings or financial results or results in a violation or breach of law or contract. Competitive activity includes any action or failure to act that violates non-disclosure, non-competition and/or non-solicitation agreements. Our 2008 Performance-Based Management Incentive Plan allows for the forfeiture and/or repayment of cash-based awards, and 2008 Omnibus Equity Plan allows for the cancellation of LTI grants in these circumstances. In addition, cash sign-on bonuses to our NEOs may be forfeited if they voluntarily resign from the Company within a pre-determined period of time.

Insider Trading, Hedging and Pledging Policy Prohibitions

We maintain a Global Insider Trading Policy that prohibits our employees and directors from, among other things, engaging in hedging or derivative transactions with respect to the Company’s equity securities, purchasing Company stock on margin or pledging Company securities as collateral for a loan, or engaging in short sales of the Company’s securities.

Tax-Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the amount a company may deduct for compensation paid to its CEO and any of its other three named executive officers (excluding its chief financial officer) to $1 million. This limitation does not, however, apply to compensation meeting the definition of qualifying performance-based compensation.

Management regularly reviews the provisions of our plans and programs, monitors legal developments and works with the Compensation Committee and its consultant to review and consider Section 162(m) tax deductibility of compensation payments. Our Compensation Committee, however, believes that a compensation program that attracts, retains

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5	Executive Compensation Matters (continued)

and rewards executive talent and achievement is necessary for our success and, therefore, is in the best interests of the Company and our stockholders and that, in establishing the cash and equity incentive compensation program for the Company’s executive officers, the potential deductibility of the compensation payable under that program should only be one of a number of relevant factors taken into consideration. Consequently, our Compensation Committee may pay or provide, and has paid or provided, compensation in excess of $1 million that is not exempt from the deduction limitations under Section 162(m).

Amounts of base salary above $1 million are not deductible by the Company. Our annual bonus plan payouts in 2016 for our 2015 plan year and our 2015 LTI grants of CSPUs and MSUs are intended to fall within the exception for qualifying performance-based compensation (and therefore to be tax-deductible compensation) under Section 162(m).

The rules and regulations promulgated under Section 162(m) of the Internal Revenue Code are complex and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and/or deductible by the Company

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Biogen management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by,

Robert W. Pangia (Chair)

Caroline D. Dorsa

Richard C. Mulligan

Eric K. Rowinsky

Lynn Schenk

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5	Executive Compensation Matters (continued)

Summary Compensation Table

The following table shows the compensation paid to or earned by our NEOs during the years ended December 31, 2015, December 31, 2014 and December 31, 2013, for the year(s) in which they were a named executive officer.

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus(1) (d)	Stock Awards(2) (e)	Non-Equity Incentive Plan Compensation(3) (f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (g)	All Other Compensation(5) (h)	Total (i)
George A. Scangos	2015	$1,538,462	—	$13,015,232	$1,181,250	$184,724	$954,718	$16,874,386
Chief Executive Officer	2014	$1,375,000	—	$12,120,939	$4,047,313	$86,634	$1,001,483	$18,631,369
	2013	$1,498,462	—	$9,195,217	$3,560,480	$89,477	$671,511	$15,015,147
Paul J. Clancy	2015	$747,498	—	$2,543,374	$284,655	$45,960	$332,115	$3,953,602
EVP, Chief Financial Officer	2014	$698,389	—	$2,824,497	$811,632	$25,454	$330,045	$4,690,017
	2013	$745,223	—	$2,808,961	$683,258	$27,771	$221,043	$4,486,256
John G. Cox	2015	$674,753	—	$3,559,612	$258,348	$144,138	$340,997	$4,977,848
EVP, Pharmaceutical	2014	$609,508	—	$2,820,174	$709,086	$3,818	$320,831	$4,463,417
Operations and Technology	2013	$625,648	—	$2,247,885	$591,273	$5,730	$201,061	$3,671,597
Susan H. Alexander(6)	2015	$697,721	—	$2,795,055	$266,069	$112,406	$296,052	$4,167,303
EVP, Chief Legal Officer and Corporate Secretary
Kenneth A. DiPietro(6)	2015	$648,023	—	$2,795,055	$247,117	$12,081	$287,621	$3,989,897
EVP, Human Resources
Douglas E. Williams(7)	2015	$528,401	—	$4,067,911	$—	—	$351,338	$4,947,650
Former EVP, Research	2014	$739,112	—	$3,078,158	$859,413	—	$370,365	$5,047,048
and Development	2013	$766,831	—	$3,575,514	$720,036	—	$184,017	$5,246,398
Stuart A. Kingsley(8)	2015	$723,469	—	$3,049,205	$277,416	—	$272,216	$4,322,306
Former EVP, Global	2014	$648,503	—	$2,563,871	$753,256	—	$220,875	$4,186,505
Operations	2013	$675,129	—	$2,247,885	$637,164	—	$159,764	$3,719,942

Notes to the Summary Compensation Table

(1)	No discretionary bonuses were paid to any NEO during these years. All cash bonuses were based on achievement of performance criteria under our annual bonus plan, which amounts are disclosed in column (f).
(2)	The amounts reflect the grant date fair value computed in accordance with FASB ASC Topic 718 for MSUs and CSPUs granted during 2015, 2014 and 2013, excluding the effect of estimated forfeitures. The fair value for MSU grants are estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-42 in footnote 15 of our 2015 Annual Report on Form 10-K. The MSU and CSPU grants are estimated based on target performance. The table below shows the target and maximum payouts possible for the 2015, 2014 and 2013 MSU and CSPU awards based on the value at the date of grant and the payout ranges.

	2015		2014		2013
Executive Officer	Target Payout	Maximum Payout	Target Payout	Maximum Payout	Target Payout	Maximum Payout
Dr. Scangos	$13,015,232	$26,030,464	$12,120,939	$24,241,878	$9,195,217	$16,042,945
Mr. Clancy	$2,543,374	$5,086,749	$2,824,497	$5,648,994	$2,808,961	$4,900,886
Mr. Cox	$3,559,612	$7,119,225	$2,820,174	$5,640,348	$2,247,885	$3,921,949
Ms. Alexander	$2,795,055	$5,590,110	—	—	—	—
Mr. DiPietro	$2,795,055	$5,590,110	—	—	—	—
Dr. Williams	$4,067,911	$8,135,822	$3,078,158	$6,156,317	$3,575,514	$6,238,088
Mr. Kingsley	$3,049,205	$6,098,409	$2,563,871	$5,127,743	$2,247,885	$3,921,949
(3)	The amounts in column (f) reflect actual bonuses paid under our annual bonus plan.
(4)	The amounts in column (g) reflect earnings in the SSP that are in excess of 120% of the applicable federal long-term rate. The federal long-term rates applied in this calculation are 3.16%, 4.11%, and 2.74% for 2015, 2014 and 2013, respectively. A description of the SSP is presented in the narrative preceding the 2015 Non-Qualified Deferred Compensation Table.

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5	Executive Compensation Matters (continued)

(5)	The amounts in column (h) for 2015 reflect the following:

Executive Officer	Company Matching Contribution to 401(k) Plan Account	Company Contribution to SSP Account	Personal Financial and Tax Planning Reimbursement(9)	Value of Company- Paid Life Insurance Premiums
Dr. Scangos	$15,900	$937,864	—	$954
Mr. Clancy	$15,900	$314,876	—	$1,340
Mr. Cox	$15,900	$308,927	$15,000	$1,170
Ms. Alexander	$15,900	$272,137	$6,775	$1,240
Mr. DiPietro	$15,900	$263,069	$7,500	$1,152
Dr. Williams	$15,900	$334,610	—	$827
Mr. Kingsley	—	$270,972	—	$1,243
(6)	Neither Ms. Alexander nor Mr. DiPietro were named executive officers during 2013 or 2014. Accordingly, no compensation information is provided for those years.
(7)	Dr. Williams separated from the Company on August 3, 2015 and received no severance or other payments in connection with such separation.
(8)	Mr. Kingsley separated from the Company on February 29, 2016.
(9)	Dr. Scangos is not eligible to participate in our personal financial and tax planning reimbursement program. The amount for Mr. Cox includes the 2015 benefit of $7,500 and reimbursement during 2015 of the 2014 benefit of $7,500. The amount for Ms. Alexander includes the 2015 benefit of $3,510 and reimbursement during 2015 of the 2014 benefit of $3,265.

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5	Executive Compensation Matters (continued)

2015 Grants of Plan-Based Awards

The following table shows additional information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2015.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(1)			All Other Stock Awards: Number of Shares or Units (#) (i)	Grant Date Fair Value of Stock Awards(2) (j)
Name (a)	Grant Date (b)	Notes	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)
George A. Scangos	02/23/2015	(3)	—	—	—	6,638	13,275	26,550	—	$6,614,826
	02/23/2015	(4)	—	—	—	7,833	15,665	31,330	—	$6,400,406
	02/23/2015	(5)	$525,000	$2,100,000	$4,725,000	—	—	—	—	—
Paul J. Clancy	02/23/2015	(3)	—	—	—	1,298	2,595	5,190	—	$1,293,120
	02/23/2015	(4)	—	—	—	1,530	3,060	6,120	—	$1,250,255
	02/23/2015	(5)	$126,513	$506,053	$1,138,619	—	—	—	—	—
John G. Cox	02/23/2015	(3)	—	—	—	1,815	3,630	7,260	—	$1,808,847
	02/23/2015	(4)	—	—	—	2,143	4,285	8,570	—	$1,750,765
	02/23/2015	(5)	$114,821	$459,285	$1,033,391	—	—	—	—	—
Susan H. Alexander	02/23/2015	(3)	—	—	—	1,425	2,850	5,700	—	$1,420,184
	02/23/2015	(4)	—	—	—	1,683	3,365	6,730	—	$1,374,872
	02/23/2015	(5)	$118,253	$473,011	$1,064,275	—	—	—	—	—
Kenneth A. DiPietro	02/23/2015	(3)	—	—	—	1,425	2,850	5,700	—	$1,420,184
	02/23/2015	(4)	—	—	—	1,683	3,365	6,730	—	$1,374,872
	02/23/2015	(5)	$109,830	$439,319	$988,468	—	—	—	—	—
Douglas E. Williams(6)	02/23/2015	(3)	—	—	—	2,075	4,150	8,300	—	$2,067,912
	02/23/2015	(4)	—	—	—	2,448	4,895	9,790	—	$1,999,999
	02/23/2015		—	—	—	—	—	—	—	—
Stuart A. Kingsley	02/23/2015	(3)	—	—	—	1,555	3,110	6,220	—	$1,549,716
	02/23/2015	(4)	—	—	—	1,835	3,670	7,340	—	$1,499,489
	02/23/2015	(5)	$123,296	$493,184	$1,109,664	—	—	—	—	—

Notes to the 2015 Grants of Plan-Based Awards Table

(1)	Reflects the estimated future payouts of awards granted in 2015 under our annual bonus plan and our long-term incentive program for each NEO as of the grant date.
(2)	Represents the grant date value as determined in accordance with FASB Topic 718. The fair value for MSU grants is estimated as of the date of grant using a lattice model with a Monte Carlo simulation. Assumptions used in this calculation are included on page F-42 in footnote 15 of our 2015 Annual Report on Form 10-K. The grant date fair value of CSPUs was determined by multiplying the target award by the fair market value of the Company’s common stock on the grant date.
(3)	These amounts relate to the annual grant of MSUs. These are performance-based restricted stock units tied to the growth in our stock price between the grant date and each of three annual vesting dates. The number of MSUs earned is determined on each vesting date. Columns (f), (g), and (h) represent the number of MSUs that can be earned based on performance at the threshold level of 50%, target level of 100%, and the maximum level of 200%, respectively. The award becomes eligible to vest ratably over three years.
(4)	These amounts relate to the annual grant of CSPUs. These are performance-based restricted stock units tied to our 2015 financial performance and subsequently subject to time-based vesting. The number of CSPUs earned is determined in early 2016 based on actual 2015 revenue, earnings per share and free cash flow performance versus target. Earned CSPUs will vest ratably over three years. These awards are settled in cash or stock at the discretion of the Compensation Committee upon the vesting date based on the 30-day average of our then-current stock price. Columns (f), (g), and (h) represent the number of CSPUs earned if the Company performance multiplier were 50%, 100% and 200%, respectively.
(5)	These amounts relate to the 2015 annual bonus plan. The amounts shown in column (d) represent the 2015 target payout amount based on the target percentage applied to each NEO’s base salary as of December 31, 2015. For 2015, the bonus targets were 140% of salary for Dr. Scangos, and 70% of salary for all other NEOs. In 2015, because the individual performance multiplier was the same as the Company performance multiplier under the 2015 annual bonus plan, the amounts in column (c), (d) and (e) represent a payment as if the Company performance multiplier and the individual performance multiplier were each 50%, 100% and 150%, respectively. Actual amounts paid to each NEO under this plan are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(6)	As a result of Dr. Williams’ separation from the Company, the 2015 long-term incentive grants previously awarded to him were forfeited, and he was not eligible to receive an annual bonus.

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5	Executive Compensation Matters (continued)

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table summarizes the equity awards that were outstanding as of December 31, 2015 for each of our NEOs.

		Option Awards(1)				Stock Awards
								Equity Incentive Plan Awards
				Option Exercise Price (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) (h)	Number of Unearned Shares or Units That Have Not Vested(4) (i)	Market Value of Unearned Shares or Units That Have Not Vested(3) (j)

		Number of Securities Underlying Unexercised Options
	Grant Date (b)
(a)		Exercisable (c)	Unexercisable (d)
George A. Scangos	2/9/2012	—	—	—	—	—	—	11,274	$3,453,790
	2/12/2013	—	—	—	—	14,145	$4,333,174	—	—
	2/12/2013	—	—	—	—	—	—	18,380	$5,630,560
	2/12/2014	—	—	—	—	21,310	$6,528,242	—	—
	2/12/2014	—	—	—	—	—	—	10,498	$3,216,062
	2/23/2015	—	—	—	—	12,532	$3,839,178	—	—
	2/23/2015	—	—	—	—	—	—	13,275	$4,066,796
Paul J. Clancy	2/8/2012	—	—	—	—	—	—	3,194	$ 978,329
	2/12/2013	—	—	—	—	4,321	$1,323,800	—	—
	2/12/2013	—	—	—	—	—	—	5,615	$1,720,002
	2/12/2014	—	—	—	—	4,965	$1,520,951	—	—
	2/12/2014	—	—	—	—	—	—	2,447	$ 749,638
	2/23/2015	—	—	—	—	2,448	$ 749,945	—	—
	2/23/2015	—	—	—	—	—	—	2,595	$ 794,978
John G. Cox	2/12/2008	2,892	—	$60.56	2/11/2018	—	—	—	—
	2/24/2009	7,588	—	$49.65	2/23/2019	—	—	—	—
	2/8/2012	—	—	—	—	—	—	4,026	$1,233,365
	2/12/2013	—	—	—	—	3,459	$1,059,518	—	—
	2/12/2013	—	—	—	—	—	—	4,494	$1,376,737
	2/12/2014	—	—	—	—	4,965	$1,520,951	—	—
	2/12/2014	—	—	—	—	—	—	2,447	$ 749,638
	2/23/2015	—	—	—	—	3,428	$1,050,168	—	—
	2/23/2015	—	—	—	—	—	—	3,630	$1,112,051
Susan H. Alexander	2/24/2009	6,250	—	$49.65	2/23/2019	—	—	—	—
	2/8/2012	—	—	—	—	—	—	2,498	$ 765,109
	2/12/2013	—	—	—	—	3,299	$1,010,771	—	—
	2/12/2013	—	—	—	—	—	—	4,289	$1,313,782
	2/12/2014	—	—	—	—	5,420	$1,660,340	—	—
	2/12/2014	—	—	—	—	—	—	2,671	$ 818,261
	2/23/2015	—	—	—	—	2,692	$ 824,694	—	—
	2/23/2015	—	—	—	—	—	—	2,850	$ 873,098
Kenneth A. DiPietro	2/1/2012	—	—	—	—	—	—	2,466	$ 755,459
	2/12/2013	—	—	—	—	3,459	$1,059,518	—	—
	2/12/2013	—	—	—	—	—	—	4,494	$1,376,737
	2/12/2014	—	—	—	—	5,058	$1,549,365	—	—
	2/12/2014	—	—	—	—	—	—	2,491	$ 763,118
	2/23/2015	—	—	—	—	2,692	$ 824,694	—	—
	2/23/2015	—	—	—	—	—	—	2,850	$ 873,098
Douglas E. Williams(5)		—	—	—	—	—	—	—	—
Stuart A. Kingsley	2/8/2012	—	—	—	—	—	—	2,639	$ 808,304
	2/12/2013	—	—	—	—	3,459	$1,059,518	—	—
	2/12/2013	—	—	—	—	—	—	4,494	$1,376,737
	2/12/2014	—	—	—	—	4,515	$1,383,170	—	—
	2/12/2014	—	—	—	—	—	—	2,224	$ 681,322
	2/23/2015	—	—	—	—	2,936	$ 899,444	—	—
	2/23/2015	—	—	—	—	—	—	3,110	$ 952,749

Notes to the Outstanding Equity Awards at 2015 Fiscal Year End Table

(1)	All stock options were granted with a ten-year term. Stock options vest 25% on each of the first four anniversaries of the grant date. It has not been the Company’s practice to cash out stock options having an exercise price greater than the market price (i.e., underwater options).
(2)	CSPUs were granted in 2015, 2014 and 2013. Numbers reflect the number of CSPUs earned and eligible to vest based on our financial performance for each of 2015, 2014 and 2013, but that have not satisfied the service-based vesting requirement as of December 31, 2015. CSPUs that have been earned upon satisfaction of the performance conditions vest ratably over three years from the grant date. The cash payout for these awards will be based on our 60-day average stock price at vesting for awards granted prior to 2014 and the 30-day average stock price at vesting for awards granted in 2014 and 2015.

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5	Executive Compensation Matters (continued)

(3)	The market value of awards is based on the closing price of our stock on December 31, 2015 ($306.35), as reported by the NASDAQ Global Select Market.
(4)	MSUs were granted in 2015, 2014, 2013 and 2012. These are performance-based restricted stock units tied to the growth in our stock price between the dates of grant and vesting. MSUs are eligible to vest ratably over four years for grants made prior to 2014, and three years for grants made in 2014 and 2015. The numbers and values shown in columns (i) and (j), respectively, reflect maximum performance results for MSUs granted in 2012 and 2013 and target performance results for MSUs granted in 2014 and 2015 based on the prior year’s performance in each case.
(5)	Dr. Williams held no awards at December 31, 2015.

2015 Option Exercises and Stock Vested

Our executive officers must use pre-established trading plans to sell shares of Biogen stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based LTI awards.

Our NEOs are also subject to the share ownership guidelines described above in the subsection titled “Share Ownership Guidelines.”

The following table shows information regarding option exercises and vesting of stock awards for each NEO during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
George A. Scangos	—	—	84,703	$32,317,140
Paul J. Clancy	—	—	23,150	$ 8,784,029
John G. Cox	5,066	$1,941,367	23,647	$ 8,974,656
Susan H. Alexander	—	—	19,446	$ 7,385,016
Kenneth A. DiPietro	—	—	15,430	$ 5,738,034
Douglas E. Williams	—	—	26,562	$10,029,868
Stuart A. Kingsley	—	—	17,221	$ 6,500,050

Notes to the 2015 Option Exercises and Stock Vested Table

(1)	The number of actual shares of our common stock acquired on vesting after shares were withheld to pay the minimum withholding of taxes were as follows:

Net Shares Acquired(3)
Dr. Scangos	29,906
Mr. Clancy	6,802
Mr. Cox	6,944
Ms. Alexander	5,740
Mr. DiPietro	3,647
Dr. Williams	7,682
Mr. Kingsley	4,621

(2)	The value realized for MSUs and RSUs are calculated by multiplying the closing price of a share of our common stock on the vesting date by the total number of shares that vested on such date. The value realized for CSPUs is calculated using the 60-day average closing price of the common stock of the Company through the vesting date for grants made prior to 2014 and the 30-day average for grants made in 2015 and 2014.
(3)	MSUs were settled in shares of our common stock. CSPUs were settled in cash for all NEOs, other than Dr. Scangos, in which case a portion of his CSPUs were settled in shares of our common stock. For Dr. Scangos in 2015, the Compensation Committee exercised its discretion to settle Dr. Scangos’ 2014 CSPUs in shares of our common stock; the net shares acquired by Dr. Scangos reflected in the table above represent 24,538 MSUs and 5,368 CSPUs settled in shares.

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5	Executive Compensation Matters (continued)

2015 Non-Qualified Deferred Compensation

Our SSP covers our executive officers and other management employees in the U.S. Employees whose base salary and annual cash incentives for the year exceed a specified limit ($265,000 in 2015) receive a Company-paid restoration match on the portion of their base salary, annual cash incentive and payments of CSPUs that exceeds this limit; the restoration match equals 6% of this excess compensation. The restoration match feature is intended to replace the amount of matching employer contributions that the participant would otherwise have been eligible to receive under our 401(k) plan but for the $265,000 limit imposed by Section 401(a)(17) of the Internal Revenue Code. In addition, eligible employees may make voluntary contributions of up to 80% of their base salary and 100% of their annual cash incentives and cash payments from CSPUs to the SSP, and thereby defer income taxes on such amounts until distribution is made from the SSP. The Company does not match participants’ voluntary contributions to the SSP. Our SSP provides for immediate vesting of the restoration match consistent with our immediate vesting of the Company match provided under our 401(k) plan.

Notional SSP accounts are maintained for each participant. Accounts include employee and employer contributions and reflect the performance of notional investments selected by the employee or a default investment if the employee does not make a selection. These notional investment options include the mutual funds offered under our 401(k) plan as well as a fixed rate option which earns a rate of return determined each year by the Company’s retirement committee. For contributions to the SSP fixed rate option in 2015, this rate of return is set at 6.00%. Contributions to the fixed rate option continue to earn at the rate of return that was in effect during the year of contribution. The excess of the interest rate paid on the fixed rate option above 120% of the applicable federal long-term rate (compounded quarterly) earned by our NEOs during 2015 is shown in the Summary Compensation Table. We fund the SSP liabilities through corporate owned life insurance (COLI) which we purchase with the written consent of SSP participants. We believe that the COLI policies will be sufficient to cover plan liabilities through the projected payout date so the plan will not require direct funding by the Company.

The following table shows a summary of all contributions to, earnings on and distributions received from the SSP for each of our NEOs for the year ended December 31, 2015. The account balances as of year-end include all contributions and interest amounts earned by our NEOs through the end of 2015 plus the SSP contributions that the Company made in early 2016 based on earnings in the last quarter of 2015.

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End(4)
George A. Scangos	$1,368,040	$937,864	$522,645	—	$10,012,112
Paul J. Clancy	—	$314,876	$88,520	—	$1,568,334
John G. Cox	$3,030,054	$308,927	$249,837	—	$12,357,852
Susan H. Alexander	$733,687	$272,137	$228,634	—	$4,141,026
Kenneth A. DiPietro	—	$263,069	$25,557	—	$563,644
Douglas E. Williams	—	$334,610	$756	—	$970,484
Stuart A. Kingsley	—	$270,972	$613	—	$802,323

Notes to the 2015 Non-Qualified Deferred Compensation Table

(1)	The amounts in this column are also included in columns (c), (e) and (f) of the Summary Compensation Table as non-qualified deferral of salary, non-qualified deferral of CSPU payments and non-qualified deferral of payments under the annual bonus plan, respectively.

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5	Executive Compensation Matters (continued)

(2)	The amounts in this column are also included in column (h) of the Summary Compensation Table for 2015 as Company contributions to the SSP.
(3)	Earnings in excess of 120% of the applicable federal long-term rate are reported in column (g) of the Summary Compensation Table for 2015 for Dr. Scangos ($184,724), Mr. Clancy ($45,960), Mr. Cox ($144,138), Ms. Alexander ($112,406), and Mr. DiPietro ($12,081).
(4)	The following table lists the compensation deferrals during 2014 and 2013 by the NEOs, as reported, where applicable, in the proxy statement for our 2015 and 2014 annual meeting of stockholders.

	Amounts Previously Reported as Deferred
Name	2014	2013
George A. Scangos	$1,205,644	$1,285,526
John G. Cox	$4,313,520	$1,867,261

This column also includes Company contributions and compensation earned and deferred in prior years, which was disclosed in our prior proxy statements where applicable, together with earnings on these amounts.

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5	Executive Compensation Matters (continued)

Potential Payments Upon Termination or Change in Control

Executive Severance Policy

Definition of Key Terms Relating to our Executive Severance Plan

Our Executive Severance Policy and benefits refer to certain key terms. These terms are defined in our 2008 Omnibus Equity Plan.

Executive Vice President Arrangements

Each of our current NEOs, other than Dr. Scangos, participate in executive severance plans under which they were eligible to receive the following benefits if certain events occurred during 2015:

•	In the event of a termination of employment other than for cause (as defined in our 2008 Omnibus Equity Plan) and other than by reason of the executive’s death or disability, the NEO would be entitled to receive a lump sum severance payment equal to a minimum of twelve months of such NEO’s then annual base salary and target annual cash incentive, with an additional two months for each full year of service to a maximum benefit of 21 months. The number of months of severance a NEO is entitled to is referred to herein as the “severance period”.
•	If, within two years following a corporate transaction or a corporate change in control, the NEO experiences a termination of employment other than for cause or by reason of death or disability (as defined in our 2008 Omnibus Equity Plan) or experiences an involuntary employment action (as defined in our 2008 Omnibus Equity Plan), the NEO would be entitled to a lump sum severance payment equal to two times the NEO’s then annual base salary plus target annual bonus. These payments are in lieu of any payment in the preceding paragraph.

The payment of these severance benefits is conditioned upon execution of an irrevocable release in favor of the Company. These executive severance arrangements do not pay severance upon a termination for cause, voluntary retirement or upon death or disability.

Our annual bonus plan provides for a prorated target bonus payment upon a termination of employment due to the death or disability of the participant, and upon a termination of employment arising from an involuntary employment action. As the annual bonus plan provides for payment of a full bonus to any participant remaining employed on the last day of the plan year, annual bonus amounts are not included in the Potential Post-Termination Payments Table.

In any case where severance is payable under our executive severance plans, our NEOs would also receive continuation of medical and dental insurance benefits until the earlier of the last date of the severance period or the date the executive becomes eligible to participate in another employer’s medical and dental insurance plans. NEOs are also provided up to twelve months of executive-level outplacement services at our cost.

Dr. Scangos’ Arrangements

We have an employment agreement with Dr. Scangos. The current term of his agreement ended July 15, 2015, at which time the term automatically renewed for additional 12 month periods until the agreement is otherwise terminated in accordance with its terms.

Under Dr. Scangos’ employment agreement, if his employment is terminated by the Company without cause or if he terminates his employment for good reason (referred to in his employment agreement as an involuntary employment action), then he would be entitled to a lump sum payment of cash severance in the amount of two times his annual base salary and target annual bonus. In addition, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he had remained employed by the Company for the duration of the vesting period and all awards that require exercise by him will remain exercisable until the earlier of three years after the involuntary employment action or the original expiration date. Dr. Scangos would also receive continuation of medical and dental benefits until the earlier of 24 months following the date his employment terminates or the date upon which he becomes eligible to receive substantially comparable benefits through another employer. In addition, he would be entitled to receive a pro rata portion of his annual cash bonus for the year that such termination occurs based on actual performance or, in the event of a termination within two years following a change in control, the target annual bonus. Dr. Scangos would also be provided up to nine months of executive-level outplacement services at our cost. The payment of Dr. Scangos’ severance benefits is conditioned upon execution of general release in favor of the Company.

Further, under Dr. Scangos’ employment agreement, if Dr. Scangos retires, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he had remained employed by the Company for the duration of the vesting period and all awards that require exercise by him will remain exercisable until the earlier of

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5	Executive Compensation Matters (continued)

three years after his retirement or the original expiration date. If Dr. Scangos’ employment is terminated by reason of death or disability, all of his outstanding awards under the Company’s long-term incentive program will vest in full (at the target level) upon the termination date and Dr. Scangos or his legal representative will have until the earlier of one year after the termination date or the original expiration date to exercise awards that require exercise.

Excise Tax Provisions

Before June 2009, we maintained an excise tax gross-up policy for all of our executives, including certain of our NEOs. Under this policy, if payments to these executive officers in the event of a corporate transaction or corporate change in control were subject to excise tax under Internal Revenue Code Section 4999, we would pay the executive officer an additional amount that equals the amount of the excise tax, plus the income and other payroll taxes arising from our payment of the excise tax amount (280G tax gross-up), so that the executive officer realized the full intended benefit.

In June 2009, we changed our excise tax gross-up policy so that newly-hired executives are not eligible for any 280G tax gross-up but may elect to have severance payments reduced to an amount that will not be subject to excise tax. Consistent with this policy, Dr. Scangos, and Mr. DiPietro are not eligible for a 280G tax gross-up. As they were already eligible for this benefit prior to June 2009, Messrs. Clancy and Cox and Ms. Alexander remain eligible for a 280G tax gross-up.

Awards Under Equity Plans

Under the provisions of our equity plans, if a corporate change in control occurs, all outstanding options and stock awards under our equity plans granted prior to February 12,

2014 will become fully exercisable or vested, as the case may be, and options will remain exercisable until the original option expiration date.

As amended in February 2014, awards granted under our 2008 Omnibus Equity Plan on or after February 12, 2014, unless otherwise determined by the Compensation Committee at the time of grant, will not vest or become exercisable upon a corporate change in control (i.e., upon a “single trigger”), but will vest or become exercisable in full immediately prior to an involuntary employment action that occurs within two years following a corporate change in control (i.e., upon a “double trigger”).

In the event of a corporate transaction, we can either cause the surviving corporation to assume all equity awards or accelerate their vesting and exercisability immediately before the corporate transaction. If the equity awards are assumed and an executive officer’s employment is terminated in an involuntary employment action within two years following the corporate transaction, the equity awards that are assumed will become fully vested and, if applicable, exercisable. Under our equity plans, any assumed awards that become vested will remain exercisable through the earlier of twelve months from the termination date or the original option expiration date.

If the holder of an equity award retires, which is defined under our equity plans as leaving the employment of Biogen after reaching age 55 with at least ten years of service, each then outstanding equity award not yet vested or exercisable will become immediately vested or exercisable upon such termination at a rate of 50% of the shares unvested at the time of retirement plus an additional 10% of the shares for each full year of service beyond ten years of service. Options vested under these provisions remain exercisable for 36 months from retirement or until the original option expiration date, if sooner.

50

5	Executive Compensation Matters (continued)

Potential Post-Termination Payments Table

The following table summarizes the potential payments to each NEO under various termination events. The table assumes that the event occurred on December 31, 2015, and the calculations use the closing price of our common stock as reported by the NASDAQ Global Select Market on December 31, 2015, which was $306.35 per share.

Name and Payment Elements(1) (a)	Retirement(2) (b)	Involuntary by the Company Without Cause and Not Following a Corporate Transaction or Change in Control (c)	Employment Action Following a Corporate Transaction or Change in Control (d)
George A. Scangos
Severance	—	$ 7,200,000	$ 7,200,000
Performance-based Restricted Stock Units(3)	$29,925,489	$29,925,489	$29,925,489
Medical, Dental and Vision	—	$ 25,581	$ 25,581
Outplacement(4)	—	$ 38,000	$ 38,000
Total	$29,925,489	$37,189,070	$37,189,070
Paul J. Clancy
Severance	—	$ 2,150,724	$ 2,457,971
Performance-based Restricted Stock Units	—	—	$ 7,608,948
Medical, Dental and Vision	—	$ 32,259	$ 36,867
Outplacement(4)	—	$ 38,000	$ 38,000
280G Tax Gross-Up(5)	—	—	—
Total	—	$ 2,220,983	$10,141,786
John G. Cox
Severance	—	$ 1,951,959	$ 2,230,811
Performance-based Restricted Stock Units	—	—	$ 7,795,855
Medical, Dental and Vision	—	$ 32,259	$ 36,867
Outplacement(4)	—	$ 38,000	$ 38,000
280G Tax Gross-Up(5)	—	—	—
Total	—	$ 2,022,218	$10,101,533
Susan H. Alexander
Severance	—	$ 2,010,296	$ 2,297,482
Performance-based Restricted Stock Units	—	—	$ 7,015,112
Medical, Dental and Vision	—	$ 32,259	$ 36,867
Outplacement(4)	—	$ 38,000	$ 38,000
280G Tax Gross-Up(5)	—	—	—
Total	—	$ 2,080,555	$ 9,387,461
Kenneth A. DiPietro
Severance	—	$ 1,600,376	$ 2,133,835
Performance-based Restricted Stock Units	—	—	$ 6,953,505
Medical, Dental and Vision	—	$ 29,302	$ 39,070
Outplacement(4)	—	$ 38,000	$ 38,000
Total	—	$ 1,667,678	$ 9,164,410
Douglas E. Williams(6)		—	—
Stuart A. Kingsley(7)
Severance	—	$ 2,096,031	$ 2,395,464
Performance-based Restricted Stock Units	—	—	$ 6,896,846
Medical, Dental and Vision	—	$ 31,570	$ 36,080
Outplacement(4)	—	$ 38,000	$ 38,000
Total	—	$ 2,165,601	$ 9,366,390

Notes to the Potential Post-Termination Payments Table

(1)	In the event of an executive’s death or disability, all outstanding awards under the Company’s long-term incentive program will vest in full. The value of such accelerated awards for all NEOs other than Dr. Scangos would be the same amount as shown in column (d) for such NEO (based on actual performance estimated as of December 31, 2015). The value of Dr. Scangos’ accelerated awards would be $28,999,480, which, pursuant to his employment agreement, is calculated at the target level of performance.
(2)	As of December 31, 2015, Dr. Scangos was the only NEO eligible for potential payments upon retirement. Under Dr. Scangos’ employment agreement, upon retirement, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he had remained employed by the Company for the duration of the vesting period, subject to the achievement of any applicable performance criteria, and all awards that require exercise by him will remain exercisable until the earlier of three years after retirement or the original expiration date. The amount for Dr. Scangos in column (b) assumes the value of all unvested awards based on actual performance estimated as of December 31, 2015. The actual value that will be earned, if any, will not be known until the end of the applicable performance period.
(3)	Under Dr. Scangos’ employment agreement, in the case of an involuntary employment action, all of his outstanding awards under the Company’s long-term incentive program will continue to vest as if he remained employed by the Company for the duration of the vesting period, subject to the achievement of any applicable performance criteria, and all awards that require exercise by him will remain exercisable until three years after his involuntary employment action. The amount for Dr. Scangos in columns (c) and (d) assumes the value of all unvested awards based on actual performance estimated as of December 31, 2015. The actual value that will be earned, if any, will not be known until the end of the applicable performance period.

51

5	Executive Compensation Matters (continued)

(4)	The NEOs are also provided executive-level outplacement services at a cost of $38,000 at the executive vice president level.
(5)	The payments for Mr. Clancy, Mr. Cox, and Ms. Alexander upon a corporate transaction or a corporate change in control at December 31, 2015 would not be subject to an excise tax.
(6)	Dr. Williams voluntarily separated from the Company on August 3, 2015 and did not receive any severance benefits. As of December 31, 2015, he was not entitled to any termination benefits from the Company.
(7)	Mr. Kingsley separated from the Company on February 29, 2016, at which time the Company agreed to provide him the payments in column (c).

52

6	Additional Information

STOCK OWNERSHIP

The following table and accompanying notes provide information about the beneficial ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers (listed in the Summary Compensation Table);
•	each of our directors and nominees for director; and
•	all of our directors and executive officers as a group.

Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is as of April 5, 2016 (Ownership Date).

Name	Shares Owned (1)	Shares Subject to Options and Stock Units (2)	Total Number of Shares Beneficially Owned	Percentage of Outstanding Shares (3)
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10022	16,712,457	—	16,712,457	7.63%
PRIMECAP Management Company (5) 225 South Lake Avenue Suite 400 Pasadena, CA 91101	15,810,625	—	15,810,625	7.22%
The Vanguard Group (6) 100 Vanguard Boulevard Malvern, PA 19355	13,228,502	—	13,228,502	6.04%
FMR LLC (7) 245 Summer Street Boston, MA 02110	12,925,994	—	12,925,994	5.90%
Susan H. Alexander	31,840	6,250	38,090	*
Paul J. Clancy	26,870	—	26,870	*
John G. Cox	30,601	10,480	41,081	*
Alexander J. Denner (8)	317,195	—	317,195	*
Kenneth A. DiPietro	3,937	—	3,937	*
Caroline D. Dorsa	15,338	27,570	42,908	*
Stuart A. Kingsley	12,163	—	12,163	*
Nancy L. Leaming	7,229	—	7,229	*
Richard C. Mulligan	7,195	—	7,195	*
Robert W. Pangia	14,873	17,125	31,998	*
Stelios Papadopoulos (9)	25,540	—	25,540	*
Brian S. Posner	4,580	—	4,580	*
Eric K. Rowinsky	11,310	—	11,310	*
George A. Scangos (10)	71,190	—	71,190	*
Lynn Schenk (11)	7,295	—	7,295	*
Stephen A. Sherwin	4,150	12,000	16,150	*
Douglas Williams	11,817	—	11,817	*
Executive officers and directors as a group (22 persons) (12)(13)	615,237	77,385	692,622	*

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	The shares described as “owned” are shares of our common stock directly or indirectly owned by each listed person.
(2)	Includes options that are or will become exercisable and restricted stock units that will vest within 60 days of the Ownership Date.

53

6	Additional Information (continued)

(3)	The calculation of percentages is based upon 219,051,301 shares outstanding on the Ownership Date, plus for each of the individuals listed above the shares subject to options and restricted stock units reflected in the column under the heading “Shares Subject to Options and Restricted Stock Units.”
(4)	Based solely on information as of December 31, 2015 contained in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 10, 2016, which also indicates that it has sole voting power with respect to 14,501,480 shares and sole dispositive power with respect to 16,712,457 shares.
(5)	Based solely on information as of December 31, 2015 contained in a Schedule 13G/A filed with the SEC by PRIMECAP Management Company on February 12, 2016, which also indicates that it has sole voting power over 1,707,399 shares and sole dispositive power over 15,810,625 shares.
(6)	Based solely on information as of December 31, 2015 contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 10, 2016, which also indicates that it has sole voting power with respect to 419,533 shares, sole dispositive power with respect to 12,783,069 shares, shared voting power with respect to 23,400 shares and shared dispositive power with respect to 445,433 shares.
(7)	Based solely on information as of December 31, 2015 contained in a Schedule 13G/A filed with the SEC by FMR LLC and Abigail P. Johnson on February 12, 2016, which also indicates that FMR LLC, and Abigail P. Johnson each have sole dispositive power over 12,925,994 shares and FMR LLC has sole voting power over 846,221 shares.
(8)	Includes (i) 190,142 shares of common stock directly beneficially owned by Sarissa Capital Domestic Fund LP, a Delaware limited partnership (“Sarissa Domestic”); and (ii) 119,858 shares of common stock directly beneficially owned by Sarissa Capital Offshore Master Fund LP, a Cayman Islands limited partnership (“Sarissa Offshore” and, together with Sarissa Domestic, the “Sarissa Funds”). Sarissa Capital Management GP LLC, a Delaware limited liability company (“Sarissa Capital GP”), is the general partner of Sarissa Capital Management LP, a Delaware limited partnership (“Sarissa Capital”), the investment advisor to the Sarissa Funds. Alexander Denner is the Chief Investment Officer of Sarissa Capital and the managing member of Sarissa Capital GP. By virtue of the foregoing, Dr. Denner may be deemed to indirectly beneficially own the shares that the Sarissa Funds directly beneficially own. Dr. Denner disclaims beneficial ownership of such shares of Common Stock owned by the Sarissa Funds.
(9)	Includes 10,000 shares held in limited liability companies of which Dr. Papadopoulos is the sole manager.
(10)	Includes 10,756 shares held in trusts of which Dr. Scangos is a trustee.
(11)	Includes 3,100 shares held in a trust of which Ms. Schenk is a trustee.
(12)	Includes shares underlying market stock units that will vest within 60 days of the Ownership Date, assuming the maximum possible number of shares that are eligible for vesting on the vesting date.
(13)	Includes 333,856 shares held indirectly by spouses or through trusts, funds or limited liability companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and greater than 10% stockholders to file initial reports of ownership and changes of ownership of our common stock. As a practical matter, we assist our directors and executive officers by monitoring transactions and completing and filing Section 16 forms on their behalf. Based solely on information provided to us by our directors and executive officers, we believe that during 2015 all such parties complied with all applicable filing requirements.

54

6	Additional Information (continued)

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Code of Business Conduct (Values in Action), Corporate Governance Principles, Related Person Transaction Policy and Conflict of Interest Policy set forth our policies and procedures for the review and approval of transactions with related persons, including transactions that would be required to be disclosed in this Proxy Statement in accordance with SEC rules.

In circumstances where one of our directors or executive officers, or a family member, has a direct or indirect material interest in a transaction involving Biogen, our Corporate Governance Committee must review and approve all such proposed transactions or courses of dealing. In determining whether to approve or ratify a transaction with a related person, among the factors the Corporate Governance Committee may consider (as applicable) are:

•	the business reasons for entering into the transaction;
•	the size of the transaction and the nature of the related person’s interest in the transaction;
•	whether the transaction terms are as favorable to us as they would be to an unaffiliated third party;
•	whether the transaction terms are more favorable to the related person than they would be to an unaffiliated third party;
•	the availability of alternative sources for comparable products, services or other benefits;
•	whether the transaction would impair the independence or judgment of the related person in the performance of his or her duties to us;
•	for non-employee directors, whether the transaction would be consistent with NASDAQ’s requirements for independent directors;
•	whether the transaction is consistent with our Conflict of Interest Policy which prohibits related persons and others from having a financial interest in any competitor, customer, vendor or supplier of ours;
•	the related person’s role in arranging the transaction;
•	the potential for the transaction to be viewed as representing or leading to an actual or apparent conflict of interest; and
•	any other factors that the Corporate Governance Committee deems appropriate.

There are no relationships or transactions with related persons that are required to be disclosed in this Proxy Statement under SEC rules. Indeed, our Code of Business Conduct, which sets forth legal and ethical guidelines for all of our directors and employees, states that directors, executive officers and employees must avoid relationships or activities that might impair their ability to make objective and fair decisions while acting in their Company roles.

55

6	Additional Information (continued)

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2015 about:

•	the number of shares of common stock subject to issuance upon exercise of outstanding options and vesting of restricted stock units under plans adopted and assumed by us;
•	the weighted-average exercise price of outstanding options under plans adopted and assumed by us; and
•	the number of shares of common stock available for future issuance under our active plans: the 2008 Omnibus Equity Plan, the 2006 Non-Employee Directors Equity Plan and the 2015 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted-average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(2) (c)
Equity compensation plans approved by stockholders	1,480,235	$ 53.94	14,143,202
Equity compensation plans not approved by stockholders	—	—	—
Total	1,480,235	$ 53.94	14,143,202
(1)	The weighted-average exercise price includes all outstanding stock options but does not include restricted stock units, which do not have an exercise price. If the restricted stock units were included in this calculation, the weighted average exercise price would be $3.89. The total number of restricted stock units included in column (a) is 1,373,381.
(2)	Of these shares, (a) 7,287,069 remain available for future issuance under our 2008 Omnibus Equity Plan, (b) 734,308 remain available for future issuance under our 2006 Non-Employee Directors Equity Plan and (c) 6,121,826 remain available under our 2015 Employee Stock Purchase Plan. In addition to shares issuable upon the exercise of options or rights, the shares under the 2008 Omnibus Equity Plan and the 2006 Non-Employee Directors Equity Plan may also be issued other than upon such exercise.

56

6	Additional Information (continued)

MISCELLANEOUS

Stockholder Proposals

Stockholder proposals submitted pursuant to Securities Exchange Act Rule 14a-8 and intended to be presented at our 2017 annual meeting of stockholders must be received by our Secretary no later than December 16, 2016 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal submitted outside the processes of Rule 14a-8 and not for inclusion in our proxy statement for the 2017 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days and not more than 120 days in advance of the first anniversary of the date this Proxy Statement was released to our stockholders in connection with the Annual Meeting. However, if the date of the 2017 annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the Annual Meeting, we must receive the stockholder’s notice not earlier than the close of business on the 120th day before the 2017 annual meeting of stockholders and not later than the close of business on the later of (1) the 90th day before the 2017 annual meeting of stockholders and (2) the 10th day following the day on which public announcement of the date of the 2017 annual meeting of stockholders is first made.

All stockholder proposals for our 2017 annual meeting of stockholders should be sent to the Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142.

Other Stockholder Communications

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (781) 464-2442. However, stockholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to the Secretary, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142. Communications addressed in this manner will be forwarded directly to the Board of Directors or named individual director(s).

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the securities laws that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report, the Audit Committee Report, the content of www.biogen.com, including the charters of the committees of our Board of Directors, Corporate Governance Principles, Related Person Transaction Policy and Code of Business Conduct, included or referenced in this Proxy Statement shall not be incorporated by reference into any such filings.

Copies of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of householding proxy statements and annual reports. This means that, unless you have instructed otherwise, only one copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any of these documents without charge to you if you write or call Investor Relations, Biogen Inc., 225 Binney Street, Cambridge, Massachusetts 02142, (781) 464-2442. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Manner and Cost of Proxy Solicitation

Biogen pays the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may contact you in person, by telephone or by email or other electronic means. None of our directors, officers or employees will receive additional compensation for soliciting you. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of our common stock. Georgeson LLC, New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $11,000.

57

APPENDIX A

GAAP to Non-GAAP Reconciliation

Diluted Earnings Per Share and Net Income Attributable to Biogen Inc.

(Unaudited, $ in millions, except per share amounts)

	FY 2014	FY 2015
GAAP diluted EPS	$12.37	$15.34
Adjustment to net income attributable to Biogen Inc. (see below)	$1.46	$1.67

Non-GAAP diluted EPS	$13.83	$17.01

	FY 2014	FY 2015
GAAP Net Income Attributable to Biogen Inc.	$2,935	$3,547
Adjustments:
Amortization of acquired intangible assets	473	365
Stock option expense	12	—
(Gain) loss on fair value remeasurement of contingent consideration	(39)	31
Restructuring charges	—	93
Donation to Biogen Foundation	35	—
Income tax effect related to reconciling items	(135)	(104)

Non-GAAP Net Income Attributable to Biogen Inc.	$3,281	$3,932

Use of Non-GAAP Financial Measures

We supplement our consolidated financial statements presented on a GAAP basis by providing additional measures which may be considered “non-GAAP” financial measures under applicable SEC rules. We believe that the disclosure of these non-GAAP financial measures provides additional insight into the ongoing economics of our business and reflects how we manage our business internally, set operational goals and forms the basis of our management incentive programs. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be viewed in isolation or as a substitute for reported, or GAAP, net income attributable to Biogen Inc. and diluted earnings per share.

Our “Non-GAAP net income attributable to Biogen Inc.” and “Non-GAAP earnings per share - Diluted” financial measures exclude the following items from “GAAP net income attributable to Biogen Inc.” and “GAAP earnings per share - Diluted”:

1. Purchase accounting and merger-related adjustments.

We exclude certain purchase accounting related items associated with the acquisition of businesses, assets and amounts in relation to the consolidation of variable interest entities for which we are the primary beneficiary. These adjustments include charges for in-process research and development, the amortization of certain acquired intangible assets and fair value remeasurement of our contingent consideration obligations.

2. Stock option expense recorded in accordance with the accounting standard for share-based payments.

3. Other items.

We evaluate other items on an individual basis, and consider both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis. We also include an adjustment to reflect the related tax effect of all reconciling items within our reconciliation of our GAAP to Non-GAAP net income attributable to Biogen Inc.

A-1

BIOGEN INC.

225 BINNEY STREET

CAMBRIDGE, MA 02142

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BIIB

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E04866-P76729                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BIOGEN INC.

The Board recommends a vote FOR the following proposals:

1.	Election of Directors. To elect the eleven director nominees numbered 1a through 1k to serve for a one-year term extending until the 2017 annual meeting of stockholders and their successors are duly elected and qualified.		For	Against	Abstain				For	Against	Abstain

	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i.	Alexander J. Denner Caroline D. Dorsa Nancy L. Leaming Richard C. Mulligan Robert W. Pangia Stelios Papadopoulos Brian S. Posner Eric K. Rowinsky George A. Scangos	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		1j.	Lynn Schenk	☐	☐	☐
							1k.	Stephen A. Sherwin	☐	☐	☐
						2.	To ratify the selection of PricewaterhouseCoopers LLP as Biogen Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2016.		☐	☐	☐
						3.	Say on Pay - To approve an advisory vote on executive compensation.		☐	☐	☐
						4.	To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2016 Notice and Proxy Statement and 2015 Annual Report with Form 10-K are available at:

www.proxyvote.com.

E04867-P76729

BIOGEN INC.

Annual Meeting of Stockholders

June 8, 2016, 9:00 AM, Eastern Daylight Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints George A. Scangos, Paul J. Clancy, and Susan H. Alexander, and each of them (with full power to act alone), as proxies of the undersigned with all the powers the undersigned would possess if present during the 2016 Annual Meeting, and with full power of substitution in each of them to appear, represent and vote all shares of common stock of Biogen Inc. which the undersigned would be entitled to vote at the 2016 Annual Meeting of Stockholders, to be held online at www.virtualshareholdermeeting.com/BIIB on Wednesday, June 8, 2016, at 9:00 a.m. Eastern Daylight Time, and at any adjournment or postponement thereof.

The shares represented by this proxy will be voted as directed herein. If no direction is indicated, such shares will be voted FOR the election of all of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3. As to any other matter that may be properly brought before the meeting or any adjournment or postponement thereof, proxy holders will vote in accordance with their best judgment.

Continued and to be signed on reverse side